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                                                                     Exhibit 2.2

                                                                  Execution Copy

                               PURCHASE AGREEMENT

                                  by and among

                       AIB WBK Fund Management Sp. z o.o.

                                       and

                              Harbor Global II Ltd.
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                                TABLE OF CONTENTS

                                                                       Page

PURCHASE AGREEMENT........................................................1

1.  Purchase and Sale of the Shares and Other Closing Matters.............2

2.  Representations of the Seller Regarding the Shares....................3

3.  Representations of the Seller Regarding PPL...........................5

4.  Representations of the Seller Regarding PML...........................11

5.  Representations of the Seller Regarding ECP...........................18

6.  Representations of the Seller Regarding Pioneer Poland US, Pioneer
Poland UK, Pioneer Poland GP and the Pioneer Poland Fund..................24

7.  Representations of the Buyer..........................................33

8.  Access to Information; Confidentiality; Public Announcements..........34

9.  Pre-Closing Covenants of the Seller, PPL, PML and ECP.................34

10. Pre-Closing Covenants of the Buyer....................................37

11. Conditions to Obligations of the Buyer................................38

12. Conditions to Obligations of the Seller...............................41

13. Post-Closing Covenants of the Buyer...................................42

14. Indemnification.......................................................42

15. Termination of Agreement..............................................46

16. Dispute Resolution....................................................47

17. Brokers...............................................................47

18. Notices...............................................................48

19. Successors and Assigns................................................48

20. Entire Agreement; Amendments; Attachments.............................49

21. Severability..........................................................49

22. Expenses..............................................................49

23. Governing Law.........................................................49

24. Section Headings......................................................49

25. Counterparts..........................................................49
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                               PURCHASE AGREEMENT

      THIS PURCHASE AGREEMENT (the "Agreement") is made as of October 5, 2001 by and among AIB WBK Fund Management, Sp. z o.o., a Polish limited liability corporation, with its principal office at Ul. Biala 3, 00-895 Warsaw, Poland (the "Buyer"), and Harbor Global II Ltd., a Bermuda corporation with its principal office at Clarendon House, 2 Church Street, Hamilton Hm 11, Bermuda (the "Seller").

                              Preliminary Statement

      1. The Seller owns the beneficial interest in (i) 10 ordinary shares of (pound)1.00 each, and (ii) 1,452 redeemable preferred A shares of (pound)1.00 each (the ordinary shares and the redeemable preferred A shares being referred to herein as the "PPL Shares"), of Pioglobal Poland U.S. (Jersey) Limited (Company No. 58661) (formerly, Pioneer Poland U.S. (Jersey) Limited), a company incorporated under the laws of Jersey, Channel Islands ("PPL"), which PPL Shares represent 100% of the issued share capital of PPL.

      2. PPL owns (i) a 59.5% general partnership interest in Pioneer Poland GP Limited Partnership, a limited partnership organized under the laws of the State of Delaware ("Pioneer Poland GP"), (ii) a 7.2% special limited partnership interest (the "US Special Interest") in Pioneer Poland U.S. Limited Partnership, a limited partnership organized under the laws of the State of Delaware ("Pioneer Poland U.S.), and (iii) a 9.2% special limited partnership interest (the "UK Special Interest", and collectively with the US Special Interest, the "Special Interests") in Pioneer Poland UK Limited Partnership, a limited partnership registered in England (No. LP4781) ("Pioneer Poland UK").

      3. Pioneer Poland GP serves as the general partner of each of Pioneer Poland U.S. and Pioneer Poland UK Pioneer Poland U.S. and Pioneer Poland UK, together, operate as a venture capital fund that invests in companies organized and operating in Poland (Pioneer Poland U.S. and Pioneer Poland UK being referred to herein collectively as the "Pioneer Poland Fund"). Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP are sometimes hereinafter referred to collectively as the "Partnership Entities" and individually as a "Partnership Entity."

      4. The Seller owns the beneficial interest in 25,000 ordinary shares of (pound)1.00 each (the "PML Shares"), of Pioglobal Management (Jersey) Limited (Company No. 58945) (formerly, Pioneering Management (Jersey) Limited), a company incorporated under the laws of Jersey, Channel Islands ("PML"), which PML Shares represent 100% of the issued share capital of PML. PML serves as the manager of the Pioneer Poland Fund pursuant to a Joint Management Agreement dated as of January 20, 1995, by and among PML, Pioneer Poland U.S. and Pioneer Poland UK, as amended.

      5. On the Closing Date, PML will own 1,750 ordinary shares, nominal value 200 zloty per share (the "ECP Shares"), of European Convergence Partners Sp.
z o.o. (formerly, Pioneer Investment Poland Sp. z o.o.), a limited liability corporation organized under the laws of Poland ("ECP"), which ECP Shares represent 100% of the issued share capital of ECP. ECP
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provides advisory services to PML in connection with the Pioneer Poland Fund pursuant to an Advisory Agreement dated January 20, 1995, between PML and ECP.

      6. The Buyer desires to purchase from the Seller, and the Seller desires to sell to the Buyer, the Seller's beneficial interest in the PPL Shares and the PML Shares (the PPL Shares and the PML Shares being referred to herein collectively as the "Shares"), and to enter into certain ancillary arrangements with the Seller and its affiliates, for the consideration set forth below, subject to the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

      1. Purchase and Sale of the Shares and Other Closing Matters.

            1.01 Purchase of the Shares from the Seller and Related
Transactions.

                  (a) Subject to and upon the terms and conditions of this Agreement, at the closing of the transactions contemplated by this Agreement (the "Closing"), the Seller shall sell, transfer, convey, assign and deliver to the Buyer, and the Buyer shall purchase, acquire and accept from the Seller, all of Seller's beneficial interest in the Shares, free from all encumbrances and third party rights. At the Closing, the Seller shall deliver to the Buyer evidence of such transfer. Prior to the sale and transfer of the Shares contemplated hereby, PPL will transfer to an affiliate of the Seller the Special Interests, so that, following the sale and transfer of the Shares to the Buyer, the Buyer will not acquire any direct or indirect interest in the Special Interests.

                  (b) At the Closing, the Buyer shall procure that PPL, PML and/or ECP will deliver US$120,000 in cash, as reimbursement to the Seller and the Seller's affiliates of certain expenses previously incurred by PPL, PML and/or ECP, which amount is due and payable to the Seller pursuant to a demand notice of the Seller (such amount, the "Expense Reimbursement"). US$20,000 of such amount shall be paid to the Seller at the Closing. The balance (US$100,000) shall be deposited into a US dollar escrow account to be established and maintained by ABN AMRO Bank (Polska) S. A. (the "Escrow Agent") in accordance with Section 1.03(c) of this Agreement and an Escrow Agreement, substantially in the form and on the terms of Exhibit 1 hereto by and among the Buyer, the Seller and the Escrow Agent (the "Escrow Agreement").

                  (c) Attached hereto as Schedule 1.01 is a certain Letter Agreement dated as of January 1, 2001 between Richard Engel ("Engel") and Harbor Global Company Ltd. ("Harbor Global I") and PIOGlobal Corporation, as supplemented by a letter agreement dated as of June 8, 2001 between Harbor Global I and Engel (as so supplemented, the "Engel Agreement"). At the Closing, the Buyer or an affiliate of the Buyer will assume all of the obligations of Harbor Global I and PIOGlobal Corporation under the Engel Agreement to the extent such obligations relate to periods from and after the Closing.

            1.02 Further Assurances. At any time and from time to time after the Closing, at the Buyer's or Seller's request and without further consideration, the Buyer or Seller, as the case may be, shall promptly execute and deliver such instruments of sale, transfer, conveyance,


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assignment, assumption and confirmation, and take all such other action as the
Buyer or Seller may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Seller's beneficial interest in the Shares, to assist the Buyer or the Seller in exercising its rights hereunder and, in the case of the Buyer, with respect to the Shares, and to carry out the express purpose and intent of this Agreement.

            1.03 Purchase Price for the Shares.

                  (a) The purchase price to be paid by the Buyer for (x) the PPL Shares shall be One Dollar (U.S.), and (y) the PML Shares shall be One Dollar (U.S.) (collectively, the "Purchase Price"). The Purchase Price shall be payable in full at the Closing.

                  (b) At the Closing, the Buyer shall deliver to the Seller, by wire transfer of immediately available funds to an account designated by the Seller, the Purchase Price.

                  (c) At the Closing, pursuant to the demand notice set forth in
Section 1.01(b), the Buyer shall procure that PPL, PML and/or ECP shall deliver to the Seller on behalf of itself and on behalf of its affiliates, by wire transfer of immediately available funds to an account designated by the Seller, US$20,000, representing the portion of the Expense Reimbursement payable to the Seller at Closing.

                  (d) At the Closing, pursuant to the demand notice set forth in
Section 1.01(b), the Buyer shall procure that PPL, PML and/or ECP deliver to the Escrow Agent US$100,000, representing the balance of the Expense Reimbursement, which amount shall be held in escrow pursuant to and in accordance with the terms of the Escrow Agreement.

            1.04 Closing. The Closing shall take place at the offices of Harbor Global Company Ltd., One Faneuil Hall Marketplace, Boston, Massachusetts 02109, at 10:00 a.m., Boston Time, on November 1, 2001, or at such other place, time or date as may be mutually agreed upon in writing by the parties (the "Closing Date"), provided that, either party may elect to defer the Closing, to a date (which shall not be later than November 30, 2001) which is reasonably acceptable to the other party.

      2. Representations of the Seller Regarding the Shares.

            The Seller represents and warrants to the Buyer as follows:

                  (a) The Seller has good and marketable title to the Shares which are to be transferred to the Buyer pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever. PML has good and marketable title to the ECP Shares, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (b) The Seller has the full right, power and authority to enter into this Agreement and to transfer, convey and sell the Shares to the Buyer at the Closing and, upon consummation of the purchase contemplated hereby, the Buyer will acquire from the Seller the

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Shares, free and clear of all covenants, conditions, restrictions, voting trust arrangements, liens, charges, encumbrances, options and adverse claims or rights whatsoever.

                  (c) The Seller is not a party to, subject to or bound by any agreement or any judgment, order, writ, prohibition, injunction or decree of any court or other governmental, regulatory or administrative authority or agency (a "Governmental Entity") which would prevent the execution or delivery of this Agreement by the Seller or the transfer, conveyance and sale of the Shares to the Buyer pursuant to the terms hereof.

                  (d) No broker or finder has acted for the Seller in connection with this agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fee or other commissions in respect of such transactions based upon agreements, arrangements or understandings made by or on behalf of the Seller.

                  (e) The Seller is a corporation duly organized, validly existing and in good standing under the laws of Bermuda and has all requisite power and authority (corporate and other) to own its properties, carry on its business as now being conducted, execute and deliver this Agreement and the agreements contemplated herein, and consummate the transactions contemplated hereby and thereby. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-Laws of the Seller, as amended to date, have been previously delivered to the Buyer, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

                  (f) The execution and delivery of this Agreement by the Seller, and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Seller of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both: (i) violate the provisions of any law, rule or regulation applicable to the Seller; (ii) violate the provisions of the Seller's Certificate of Incorporation, Memorandum of Association and Bye-Laws; (iii) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (iv) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Seller pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Seller is a party or by which the Seller is or may be bound, except in all cases of subsections (iii) and (iv) above, where the violation, conflict, breach, termination, default, or acceleration (as the case may be), would not have a material adverse effect on the Seller or on the ability of the Seller to consummate the transactions contemplated by this Agreement. Schedule 2(f) sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Seller of the transactions contemplated by this Agreement.


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                  (g) All consents, approvals, authorizations, licenses,
permits, certificates of public officials and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Seller and which are necessary for the consummation of the transactions contemplated by this Agreement have been, or will be prior to the Closing Date, obtained and satisfied.

                  (h) The sale by the Seller of the Shares as contemplated by this Agreement is exempt from the registration requirements of the Securities Act of 1933, as amended, and applicable U.S. state securities laws.

      3. Representations of the Seller Regarding PPL.

            The Seller represents and warrants to the Buyer that:

            3.01 Organization, Qualification and Corporate Power. PPL is a company duly incorporated and validly existing under the laws of Jersey, Channel Islands, and has all requisite power and authority (corporate and other) to own its properties, and to carry on its business as now being conducted. PPL is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. The Seller has furnished to the Buyer true and complete copies of PPL's Memorandum and Articles of Association each as amended and as in effect on the date hereof. PPL is not in default under or in violation of any provision of its Memorandum or Articles of Association.

            3.02 Capitalization of PPL. PPL's authorized share capital consists of 10,000 ordinary shares of (pound)1.00 each, and 1,452 redeemable preferred A shares of (pound)1.00 each. The PPL Shares are the only shares in the capital of PPL in issue on the date hereof, and are registered in the names of Abacus (CI) Limited and Abacus Investments (CI) Limited as nominees for the Seller. All such issued shares of PPL are duly authorized, validly issued, fully paid and free of all encumbrances and preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which PPL is a party or which are binding upon PPL providing for the issuance, disposition or acquisition of any of its share capital.

            3.03 Subsidiaries. Except for its interest in Pioneer Poland GP and the Special Interests (and the interest of Pioneer Poland GP in each of Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP, and the interests of those entities in their respective portfolio companies), PPL does not own any direct or indirect interest in any corporation, partnership, joint venture or other entity. PPL owns its interest in Pioneer Poland GP free and clear of any restrictions on transfer, claims, options, warrants, rights, contracts, calls, commitments, equities and demands (except to the extent that the same are imposed by the Limited Partnership Agreement of Pioneer Poland GP or under applicable securities laws). There are no outstanding or authorized options, warrants, rights, agreements or commitments to which PPL is a party or which are binding on PPL providing for the issuance, disposition or acquisition of any interest in Pioneer Poland GP. There are no voting trusts, proxies or other agreements or understandings with respect to the voting of PPL's interest in Pioneer Poland GP.

            3.04 Authorization and Noncontravention.


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                  (a) Except as set forth in Schedule 3.04 attached hereto,
neither the execution and delivery by the Seller of this Agreement and the agreements provided for herein, nor the consummation by the Seller of the transactions contemplated hereby and thereby, will (i) conflict with or violate any provision of the Memorandum and Articles of Association of PPL, (ii) require on the part of PPL or the Seller any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, or other arrangement to which PPL or the Seller is a party or by which PPL or the Seller is bound or to which any of their assets is subject, or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PPL or the Seller or any of their properties or assets, except in all cases of subsections (ii), (iii) and (iv) above, where the failure to file, breach, termination, default, acceleration, or violation (as the case may be), would not have a material adverse effect on PPL or on the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 3.04 attached hereto, PPL and the Seller have obtained all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and have effected all such registrations, filings and notices with or to third parties and Governmental Entities, as are required to be obtained by PPL and the Seller in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

            3.05 Bankruptcy.

                  (a) PPL has not filed any members' voluntary petition for winding-up nor has any liquidator, administrator, receiver, administrative receiver, manager or analogous officer been appointed in respect of the whole or part of the assets of PPL. PPL has not had any petition for bankruptcy, insolvency, winding-up or analogous position, whether by creditors or members, presented against it nor has any relevant order been made, petition presented or resolution passed nor have any arrangements or compositions with creditors been entered into or proposed and no unsatisfied judgments are outstanding against PPL.

                  (b) PPL has not entered into any reorganization or reconstruction involving a compromise with creditors or members.

                  (c) PPL is not bankrupt, insolvent or unable to pay its debts as they fall due nor, to the Knowledge (as hereinafter defined) of the Seller, is there as of the date hereof, any reasonable basis to believe that PPL will become bankrupt, insolvent or unable to pay its debts as they fall due. As used herein, "Knowledge" means the actual knowledge of Richard Engel, Donald Hunter, Stephen Kasnet, Catherine Mannick and Wojciech Rychlicki, together with knowledge which it would be reasonable for such persons to have by virtue of their respective skill and experience and position in PPL, PML, ECP or Seller.

            3.06 Litigation. Except as set forth on Schedule 3.06, (a) there is no action, suit, or proceeding to which the Seller or PPL is a party (either as a plaintiff or defendant)


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pending or, to Seller's Knowledge, threatened before any court or governmental agency, authority, body or arbitrator and, to the Knowledge of the Seller, there is no basis for any such action, suit or proceeding; (b) neither the Seller nor PPL has been permanently or temporarily prevented by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with their business, assets, or properties; and (c) to Seller's Knowledge, there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency preventing or requiring the Seller or PPL to take any action of any kind with respect to its business, assets or properties; (d) to Seller's Knowledge, neither the Seller nor PPL is subject to, in violation of, or in default with respect to, any judgment, order, writ, injunction or decree of any court, tribunal, administrative agency or government authority or under any rule or regulation of any administrative agency or government authority relating to or affecting its business, assets or properties, including without limitation rules and regulations pertaining to the environment; (e) each of the Seller and PPL has complied and is complying in all material respects with all applicable laws, ordinances and governmental rules and regulations, and has obtained all necessary governmental licenses, permits and authorizations with respect to its business; and (f) to Seller's Knowledge, neither the Seller nor PPL has done anything which, or is either a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the Treaty of Rome or any other antitrust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.

            3.07 Tax Matters. Except as set forth on Schedule 3.07:

                  (a) Within the times and in the manner prescribed by law, PPL has prepared and filed all national, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed;

                  (b) PPL has paid all taxes, interest, penalties, assessments and deficiencies which have become due and payable or which have been claimed to be due, including, without limitation, income, franchise, real estate, sales, value added and withholding taxes and other employee benefits taxes and imports unless the same are being contested in good faith by appropriate procedures;

                  (c) To the Knowledge of the Seller, no examination of the tax returns of PPL is currently in progress or threatened. No deficiencies have been asserted or assessed against PPL as a result of any audit by any applicable taxing authority and, to the Knowledge of Seller, no such deficiency has been proposed or threatened;

                  (d) There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of taxes with respect to any tax return that relates to PPL, and no request for any such waiver or extension is pending; and

                  (e) There are no tax rulings, requests for rulings, closing agreements or any extra statutory agreements filed on behalf of PPL relating to taxes with any tax authority relating to PPL that could affect its liability for taxes for any period after the Closing.


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            3.08 Books and Records. The books, records, accounts, ledgers and files of PPL are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices. The minute books and other similar records of PPL contain true and complete records of all material actions taken at any meetings of PPL's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The Seller has no Knowledge of any law or regulation which would materially affect the information and disclosures set forth in such books and records. PPL has made all filings required by any acts, statutes and other legislation and regulations, to which it is subject or by which it is governed and which if not made could reasonably be expected to have a material adverse effect on its business.

            3.09 Compliance with Laws. PPL has all material licenses, permits and certificates from all applicable authorities necessary to conduct its business and own and operate its assets.

            3.10 Contracts and Commitments.

                  (a) Schedule 3.10 contains a true, complete and correct list of the following written contracts and agreements (the "PPL Material Contracts"):

                        (i) all contracts, agreements, commitments, purchase
            orders or other understandings or arrangements to which PPL is a party or by which PPL or its properties is bound which involve payments or receipts by PPL of more than US$5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto;

                        (ii) all collective bargaining agreements, employment
            and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which PPL is a party or by which PPL or any of its properties is bound; and

                        (iii) all material leases, whether operating, capital or
            otherwise, under which PPL is lessor or lessee.

                  (b) PPL has no other material agreements and commitments, including, to the extent material, but not limited to:

                        (i) pledges, conditional sale or title retention
            agreements, security agreements, equipment obligations, and lease agreements relating to any of PPL's assets to which PPL is a party or by which PPL is bound;

                        (ii) contracts, agreements, commitments, purchase orders
            or other understandings or arrangements involving payment by PPL of US$5,000 or more and relating to PPL's business or assets to which PPL is a party or by which PPL is bound under which full performance (including payment) has not been rendered by all parties thereto, or which may materially adversely affect the financial condition of its business;

                        (iii) distribution agreements, agency agreements,
            franchises or similar agreements to which PPL is a party or by which it is bound affecting its business; or

                        (iv) contracts under which full performance (including
            payment) has not been rendered by PPL with any stockholder, current or former director, any lessor connected with a stockholder or current or former director, employee, consultant, agent, representative or security holder, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

                        (v) contracts for the purchase, sale, lease of
            materials, supplies, equipment or capital assets, or the receipt of services by PPL, (i) the performance of which will extend over a period of more than one year and involve consideration in excess of US$5,000 (excluding contracts that may be terminated without penalty on notice of 90 days or less), or (ii) involve consideration in excess of US$5,000; or

                        (vi) contracts of guarantee and indemnification.

                  (c) Except as disclosed on Schedule 3.10, PPL is not in default in any material respect under any PPL Material Contract, and no event has occurred which, after notice or lapse of time, or both, would constitute such a default, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract, and to the Knowledge of the Seller, (x) there is no existing material default by any other party to any such contract, and (y) no event has occurred which, after notice or lapse of time, or both, would constitute a material default by such other party, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract.

            3.11 Financial Statements.

                  (a) Attached hereto as Schedule 3.11(a) are the audited consolidated balance sheet of PPL as of December 31, 2000 (the "PPL Audited Balance Sheet") and the related statements of income, retained earnings and changes in financial condition for the fiscal year then ended (collectively, the "PPL Audited Financial Statements"). The PPL Audited Financial Statements have been prepared in accordance with Auditing Standards issued by the UK Auditing Practices Board applied consistently with past practice.

                  (b) Attached hereto as Schedule 3.11(b) are the unaudited consolidated balance sheet of PPL as at July 31, 2001 ("PPL Unaudited Balance Sheet") and the related statement of income, retained earnings and changes in financial condition for the seven month period ended July 31, 2001 (collectively, the "PPL Unaudited Financial Statements"). The PPL Unaudited Financial Statements have been prepared in accordance with Auditing Standards issued by the UK Auditing Practices Board applied consistently with past practice, except for the omission of footnotes and subject to year-end adjustments.


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                  (c) The PPL Audited Financial Statements and the PPL Unaudited
Financial Statements accurately and completely state in all material respects, as of the dates thereof, the financial condition, retained earnings, assets, liabilities and results of operations of PPL for the periods indicated, and the PPL Audited Financial Statements and the PPL Unaudited Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

            3.12 Absence of Undisclosed Liabilities. Except as and to the extent
(a) reflected and reserved against in the PPL Audited Balance Sheet or the PPL Unaudited Balance Sheet, (b) set forth on Schedule 3.12, or (c) incurred in the ordinary course of business after the date of the PPL Unaudited Balance Sheet and not material in amount, either individually or in the aggregate, PPL has no liability or obligation, secured or unsecured, whether accrued, absolute or contingent which is material to the assets, properties, financial condition or business of PPL taken as a whole. For purposes of this Subsection 3.12, "material" means any amount in excess of US$10,000.

            3.13 Intellectual Property. None of PPL's material assets consist of Intellectual Property, as hereinafter defined, nor is any Intellectual Property material to or required in connection with the conduct by PPL of its business. PPL has not received a notice of a claim, and the Seller has no Knowledge of any potential claim, against PPL that any of PPL's operations, activities, products or publications with respect to its business infringes on any patent, trademark, trade name, copyright or other property right of others, or that PPL is illegally or otherwise using the trade secrets, formulae or any property rights of others. For the purposes of this Agreement, "Intellectual Property" means trademarks, trade names, service marks, logos, trade secrets, patents, inventions, copyrights and other proprietary rights, whether or not registered, and all rights, licenses and registration applications with respect thereto.

            3.14 Employee Relations. PPL has no employees and has never had any employee at any time.

            3.15 Disclosure. No representation or warranty by the Seller in this Agreement or in any Schedule contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

            3.16 Certain Loans. Except as set forth on Schedule 3.16, there are no loans, receivables, advances or similar amounts owed to PPL by any director, employee, consultant or shareholder of PPL, or owing by any person connected with, any director of PPL, nor is any amount owed by PPL to any of its directors, any persons connected with a director, employee or shareholder other than normal compensation and advances in the ordinary course of business to employees for reimbursable business expenses not exceeding US$2,000 for any one individual.

            3.17 Environmental Matters

                  (a) PPL has been in the past and is now in compliance with all environmental laws and all requirements of applicable permits, licenses, approvals and other authorizations pertaining thereto.

                  (b) PPL has not received any notification that it is or could be, and to the Knowledge of the Seller there is no basis for it to become, and it is not, subject to any action, proceeding, investigation or evaluation, or to the Knowledge of the Seller, claim or obligation, directly or indirectly relating to any of its current or past operations, or those of any predecessor, or any by-product thereof, or any of its current or formerly owned, leased or operated properties, or those of any predecessor, that could directly or indirectly result in the incurrence of any environmental liabilities and costs by PPL.

                  (c) PPL has not entered into any agreement with any governmental entity or other individual, company, corporation, association, partnership, joint venture or other legal entity by which responsibility was assumed for, either directly or indirectly, the conduct of any remedial action or the incurrence of any other environmental liabilities and costs.

                  (d) PPL has not prepared, caused to be prepared or received any environmental audits, environmental risk assessments or site assessments. PPL is not a party to any contract with respect to the removal, disposal or management of any oil or hazardous material.

            3.18 Grants. PPL has not applied for or received a grant or loan from any governmental department or agency or any local or other authority by virtue of any statute.

            3.19 Encumbrances. There is not any outstanding mortgage or charge on the whole or any part of the assets of PPL.

            3.20 Distributions. No one except the Seller in its capacity as shareholder of PPL has any right to receive distributions of PPL's profits, reserves or proceeds on liquidation.

            3.21 Insurance. The insurance coverage maintained by PPL with respect to its assets and business is described on Schedule 3.21. To Seller's Knowledge, all such insurance policies are in full force and effect and are not voidable, all premiums due thereon have been paid up to date, and all such policies will be maintained through and including the Closing Date (but neither the Seller nor PPL shall have any obligation to maintain in force any of such policies after the Closing Date). PPL will not take any action which would make any of such policies of insurance null or voidable prior to the Closing Date.

      4. Representations of the Seller Regarding PML.

            The Seller represents and warrants to the Buyer that:

            4.01 Organization, Qualification and Corporate Power. PML is a company duly organized and validly existing under the laws of Jersey, Channel Islands, and has all requisite power and authority (corporate and other) to own its properties, and to carry on its business as now being conducted. PML is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. The Seller has furnished to the Buyer true and complete copies of PML's Memorandum and Articles of Association, each as amended and as in effect on the date hereof. PML is not in default under or in violation of any provision of its Memorandum or Articles of Association.

            4.02 Capitalization of PML. PML's authorized share capital consists of 25,000 ordinary shares of (pound)1.00 each. The PML shares are the only shares in the capital of PML which are in issue on the date hereof, and are registered in the names of Abacus (CI) Limited and Abacus Investments (CI) Limited as nominees for the Seller. All such issued shares of PML's capital stock are duly authorized, validly issued, fully paid and free of all encumbrances and preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which PML is a party or which are binding upon PML providing for the issuance, disposition or acquisition of any of share capital.

            4.03 Subsidiaries. Except for ECP, PML does not own directly or indirectly any capital stock of or other equity interest in any corporation, partnership or other entity.

            4.04 Authorization and Noncontravention.

                  (a) Except as set forth in Schedule 4.04 attached hereto, neither the execution and delivery by the Seller of this Agreement and the agreements provided for herein, nor the consummation by the Seller of the transactions contemplated hereby and thereby, will (i) conflict with or violate any provision of the Memorandum and Articles of Association of PML, (ii) require on the part of PML any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, or other arrangement to which PML is a party or by which PML is bound or to which any of its assets is subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to PML or any of its properties or assets, except in all cases of subsections (ii), (iii) and (iv) above, where the failure to file, breach, termination, default, acceleration or violation (as the case may be), would not have a material adverse effect on PML or on the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 4.04 attached hereto, PML has obtained all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and has effected all such registrations, filings and notices with or to third parties and Governmental Entities, as are required to be obtained by PML in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

            4.05 Bankruptcy.

                  (a) PML has not filed any members' voluntary petition for winding-up nor has any liquidator, administrator, receiver, administrative receiver, manager or analogous officer been appointed in respect of the whole or part of the assets of PML. PML has not had any petition for bankruptcy, insolvency, winding-up or analogous position, whether by creditors or members, presented against it nor has any relevant order been made, petition presented or resolution passed nor have any arrangements or compositions with creditors been entered into or proposed and no unsatisfied judgments are outstanding against PML.

                  (b) PML has not entered into any reorganization or reconstruction involving a compromise with creditors or members.

                  (c) PML is not bankrupt, insolvent or unable to pay its debts as they fall due nor, to the Knowledge of the Seller, is there as of the date hereof, any reasonable basis to believe that PML will become bankrupt, insolvent or unable to pay its debts as they fall due.

            4.06 Litigation. Except as set forth on Schedule 4.06, (a) there is no action, suit, or proceeding to which PML is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Seller, threatened before any court or governmental agency, authority, body or arbitrator and, to the Knowledge of the Seller, there is no basis for any such action, suit or proceeding; (b) PML has not been permanently or temporarily prevented by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business, assets, or properties; (c) to Seller's Knowledge, there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency preventing or requiring PML to take any action of any kind with respect to its business, assets or properties; (d) to Seller's Knowledge, neither the Seller nor PML is subject to, in violation of, or in default with respect to, any judgment, order, writ, injunction or decree of any court, tribunal, administrative agency or government authority or under any rule or regulation of any administrative agency or government authority relating to or affecting its business, assets or properties, including without limitation rules and regulations pertaining to the environment; (e) each of the Seller and PML has complied and is complying in all material respects with all applicable laws, ordinances and governmental rules and regulations, and has obtained all necessary governmental licenses, permits and authorizations with respect to its business; and (f) to Seller's Knowledge, neither the Seller nor PML has done anything which, or is either a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the Treaty of Rome or any other antitrust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.

            4.07 Tax Matters. Except as set forth on Schedule 4.07:

                  (a) Within the times and in the manner prescribed by law, PML has prepared and filed all national, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon it which are required to be filed;

                  (b) PML has paid all taxes, interest, penalties, assessments and deficiencies which have become due and payable or which have been claimed to be due, including, without limitation, income, franchise, real estate, sales, value added and withholding taxes and other employee benefits taxes and imports unless the same are being contested in good faith by appropriate procedures;

                  (c) To the Knowledge of the Seller, no examination of the tax returns of PML is currently in progress or threatened. No deficiencies have been asserted or assessed against PML as a result of any audit by any applicable taxing authority and, to the Knowledge of Seller, no such deficiency has been proposed or threatened;

                  (d) There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of taxes with respect to any tax return that relates to PML, and no request for any such waiver or extension is pending; and

                  (e) There are no tax rulings, requests for rulings, closing agreements or any extra statutory agreements filed on behalf of PML relating to taxes with any tax authority relating to PML that could affect its liability for taxes for any period after the Closing.

            4.08 Books and Records. The books, records, accounts, ledgers and files of PML are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices. The minute books and other similar records of PML contain true and complete records of all material actions taken at any meetings of PML's stockholders, Board of Directors or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The Seller has no Knowledge of any law or regulation which would materially affect the information and disclosures set forth in such books and records. PML has made all filings required by any acts, statutes and other legislation and regulations, to which it is subject or by which it is governed and which if not made could reasonably be expected to have a material adverse effect on its business.

            4.09 Compliance with Laws. PML has all material licenses, permits and certificates from all applicable authorities necessary to conduct its business and own and operate its assets.

            4.10 Contracts and Commitments.

                  (a) Schedule 4.10 contains a true, complete and correct list of the following written contracts and agreements (the "PML Material Contracts"):

                        (i) all contracts, agreements, commitments, purchase
            orders or other understandings or arrangements to which PML is a party or by which PML or any of its properties is bound which involve payments or receipts by PML of more than US$5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto;

                        (ii) all collective bargaining agreements, employment
            and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which PML is a party or by which PML or any of its properties is bound; and

                        (iii) all material leases, whether operating, capital or
            otherwise, under which PML is lessor or lessee.

                  (b) PML has no other material agreements and commitments, including, to the extent material, but not limited to:

                        (i) pledges, conditional sale or title retention
            agreements, security agreements, equipment obligations, and lease agreements relating to any of PML's assets to which PML is a party or by which PML is bound;

                        (ii) contracts, agreements, commitments, purchase orders
            or other understandings or arrangements involving payment by PML of US$5,000 or more and relating to PML's business or assets to which PML is a party or by which PML is bound under which full performance (including payment) has not been rendered by all parties thereto, or which may materially adversely affect the financial condition of its business;

                        (iii) distribution agreements, agency agreements,
            franchises or similar agreements to which PML is a party or by which it is bound affecting its business;

                        (iv) contracts under which full performance (including
            payment) has not been rendered by PML with any stockholder, current or former director, any lessor connected with a stockholder or current or former director, employee, consultant, agent, representative or security holder, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

                        (v) contracts for the purchase, sale, lease of
            materials, supplies, equipment or capital assets, or the receipt of services by PML, (i) the performance of which will extend over a period of more than one year and involve consideration in excess of US$5,000 (excluding contracts that may be terminated without penalty on notice of 90 days or less), or (ii) involve consideration in excess of US$5,000; or

                        (vi) contracts of guarantee and indemnification.

                  (c) Except as disclosed on Schedule 4.10, PML is not in default in any material respect under any PML Material Contract, and no event has occurred which, after notice or lapse of time, or both, would constitute such a default, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract, and to the Knowledge of the Seller, (x) there is no existing material default by any other party to any such contract, and (y) no event has occurred which after notice or lapse of time, or both, would constitute a material default by such other party, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract.

            4.11 Financial Statements.

                  (a) Attached hereto as Schedule 4.11(a) are the audited balance sheet of PML as of December 31, 2000 (the "PML Audited Balance Sheet") and the related statements of income, retained earnings and changes in financial condition for the fiscal year then ended (collectively, the "PML Audited Financial Statements"). The PML Audited Financial Statements have been prepared in accordance with Auditing Standards issued by the UK Auditing Practices Board applied consistently with past practice.

                  (b) Attached hereto as Schedule 4.11(b) are the unaudited consolidated balance sheet of PML as at July 31, 2001 ("PML Unaudited Balance Sheet") and the related statements of income, retained earnings and changes in financial condition for the seven month period ended July 31, 2001 (collectively, the "PML Unaudited Financial Statements"). The PPL Unaudited Financial Statements have been prepared in accordance with Auditing Standards issued by the UK Auditing Practices Board applied consistently with past practice, except for the omission of footnotes and subject to year-end adjustments.

                  (c) The PML Audited Financial Statements and the PML Unaudited Financial Statements accurately and completely state in all material respects, as of the dates thereof, the financial condition, retained earnings, assets, liabilities and results of operations of PML for the periods indicated, and the PML Audited Financial Statements and the PML Unaudited Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

            4.12 Absence of Undisclosed Liabilities. Except as and to the extent
(a) reflected and reserved against in the PML Audited Balance Sheet or the PML Unaudited Balance Sheet, (b) set forth on Schedule 4.12, or (c) incurred in the ordinary course of business after the date of the PML Unaudited Balance Sheet and not material in amount, either individually or in the aggregate, PML has no liability or obligation, secured or unsecured, whether accrued, absolute or contingent which is material to the assets, properties, financial condition or business of PML taken as a whole. For purposes of this Subsection 4.12, "material" means any amount in excess of US$10,000.

            4.13 Intellectual Property. None of PML's material assets consist of Intellectual Property, nor is any Intellectual Property material to or required in connection with the conduct by PML of its business. PML has not received a notice of a claim, and the Seller has no Knowledge of any potential claim, against PML that any of PML's operations, activities, products or publications with respect to its business infringes on any patent, trademark, trade name, copyright or other property right of others, or that PML is illegally or otherwise using the trade secrets, formulae or any property rights of others.

            4.14 Employee Relations. PML has no employees and has never had any employee at any time.

            4.15 Certain Loans. Except as set forth on Schedule 4.15, there are no loans, receivables, advances or similar amounts owed to PML by any director, employee, consultant or shareholder of PML, or owing by any person connected with, any director of PML, nor is any amount owed by PML to any of its directors, any persons connected with a director, employee or shareholder other than normal compensation and advances in the ordinary course of business to employees for reimbursable business expenses not exceeding US$2,000 for any one individual.

            4.16 Environmental Matters

                  (a) PML has been in the past and is now in compliance with all environmental laws and all requirements of applicable permits, licenses, approvals and other authorizations pertaining thereto.

                  (b) PML has not received any notification that it is or could be, and to the Knowledge of the Seller there is no basis for it to become, and it is not, subject to any action, proceeding, investigation or evaluation, or to the Knowledge of the Seller, claim or obligation, directly or indirectly relating to any of its current or past operations, or those of any predecessor, or any by-product thereof, or any of their current or formerly owned, leased or operated properties, or those of any predecessor, that could directly or indirectly result in the incurrence of any environmental liabilities and costs by PML.

                  (c) PML has not entered into any agreement with any governmental entity or other individual, company, corporation, association, partnership, joint venture or other legal entity by which responsibility was assumed for, either directly or indirectly, the conduct of any remedial action or the incurrence of any other environmental liabilities and costs.

                  (d) PML has not prepared, caused to be prepared or received any environmental audits, environmental risk assessments or site assessments. PML is not a party to any contract with respect to the removal, disposal or management of any oil or hazardous material.

            4.17 Grants. PML has not applied for or received a grant or loan from any governmental department or agency or any local or other authority by virtue of any statute.

            4.18 Encumbrances. There is not any outstanding mortgage or charge on the whole or any part of the assets of PML.

            4.19 Distributions. No one except the Seller in its capacity as shareholder of PML has any right to receive distributions of PML's profits, reserves or proceeds on liquidation.

            4.20 Insurance. The insurance coverage maintained by PML with respect to its assets and business is described on Schedule 4.20. To Seller's Knowledge, all such insurance policies are in full force and effect and are not voidable, all premiums due thereon have been paid up to date, and all such policies will be maintained through and including the Closing Date (but neither the Seller nor PML shall have any obligation to maintain in force any of such policies after the Closing Date). PML will not take any action which would make any of such policies of insurance null or voidable prior to the Closing Date.

            4.21 Disclosure. No representation or warranty by the Seller in this Agreement or in any Schedule contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

      5. Representations of the Seller Regarding ECP.

            The Seller represents and warrants to the Buyer that:

            5.01 Organization, Qualification and Corporate Power. ECP is a corporation duly organized, validly existing and in good standing under the laws of Poland, and has all requisite power and authority (corporate and other) to own its properties and to carry on its business as now being conducted. ECP is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. The Seller has furnished to the Buyer true and complete copies of ECP's Articles of Association, as amended and as in effect on the date hereof. ECP is not in default under or in violation of any provision of its Articles of Association.

            5.02 Capitalization of ECP. ECP's authorized share capital consists of 350,000 ordinary shares, with a nominal value 200 zloty each. The ECP Shares are the only shares in the capital of ECP in issue on the date hereof, and are held of record and beneficially by Seller. At the Closing, the ECP Shares will be held of record and beneficially by PML. All such issued shares of ECP's capital stock are duly authorized, validly issued, fully paid, non-assessable and free of all encumbrances and preemptive rights. There are no outstanding or authorized options, warrants, rights, agreements or commitments to which ECP is a party or which are binding upon ECP providing for the issuance, disposition or acquisition of any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to ECP.

            5.03 Subsidiaries. ECP does not own directly or indirectly any capital stock of or other equity interest in any corporation, partnership or other entity.

            5.04 Authorization and Noncontravention.

                  (a) Except as set forth in Schedule 5.04 attached hereto, neither the execution and delivery by the Seller of this Agreement and the agreements provided for herein, nor the consummation by the Seller of the transactions contemplated hereby and thereby, will (i) conflict with or violate any provision of the Articles of Association of ECP, (ii) require on the part of ECP any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (iii) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, or other arrangement to which ECP is a party or by which ECP is bound or to which any of its assets is subject, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ECP or any of its properties or assets, except in all cases of subsections (ii), (iii) and (iv) above, where the failure to file, breach, termination, default, acceleration, or violation (as the case may be), would not have a material adverse effect on ECP or on the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 5.04 attached hereto, ECP has obtained all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and has effected all such registrations, filings and notices with or to third parties and Governmental Entities, as are required to be obtained by ECP in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

            5.05 Bankruptcy.

                  (a) ECP has not filed any voluntary petition for winding-up nor has any liquidator, administrator, receiver, administrative receiver, manager or analogous officer been appointed in respect of the whole or part of the assets of ECP. ECP has not had any petition for bankruptcy, insolvency, winding-up or analogous position, whether by creditors or members, presented against it nor has any relevant order been made, petition presented or resolution passed nor have any arrangements or compositions with creditors been entered into or proposed and no unsatisfied judgments are outstanding against ECP.

                  (b) ECP has not entered into any reorganization or reconstruction involving a compromise with creditors or members.

                  (c) ECP is not bankrupt, insolvent or unable to pay its debts as they fall due nor, to the Knowledge of the Seller, is there as of the date hereof, any reasonable basis to believe that ECP will become bankrupt, insolvent or unable to pay its debts as they fall due.

            5.06 Litigation. Except as set forth on Schedule 5.06, (a) there is no action, suit, or proceeding to which ECP is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Seller, threatened, before any court or governmental agency, authority, body or arbitrator and, to the Knowledge of the Seller, there is no basis for any such action, suit or proceeding; (b) ECP has not been permanently or temporarily prevented by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with their business, assets, or properties; (c) to Seller's Knowledge there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency preventing or requiring ECP to take any action of any kind with respect to its business, assets or properties, (d) to Seller's Knowledge, ECP is not subject to, in violation of, or in default with respect to, any judgment, order, writ, injunction or decree of any court, tribunal, administrative agency or government authority or under any rule or regulation of any administrative agency or government authority relating to or affecting its business, assets or properties, including without limitation rules and regulations pertaining to the environment; (e) ECP has complied and is complying in all material respects with all applicable laws, ordinances and governmental rules and regulations, and has obtained all necessary governmental licenses, permits and authorizations with respect to its business; and (f) to Seller's Knowledge, ECP has not done anything which, or is either a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the Treaty of Rome or any other antitrust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.

            5.07 Tax Matters.  Except as set forth on Schedule 5.07:

                  (a) Within the times and in the manner prescribed by law, ECP has prepared and filed all national, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon it which are required to be filed;

                  (b) ECP has paid all taxes, interest, penalties, assessments and deficiencies which have become due and payable or which have been claimed to be due, including, without limitation, income, franchise, real estate, sales, value added and withholding taxes and other employee benefits taxes and imports unless the same are being contested in good faith by appropriate procedures;

                  (c) No examination of the tax returns of ECP is currently in progress or, to the Knowledge of the Seller, threatened, and no deficiencies have been asserted or assessed against ECP as a result of any audit by any applicable taxing authority and, to Seller's Knowledge, no such deficiency has been proposed or threatened;

                  (d) There are not currently in effect any waivers or extensions of any applicable statute of limitations for the assessment or collection of taxes with respect to any tax return that relates to ECP, and no request for any such waiver or extension is pending; and

                  (e) There are no tax rulings, requests for rulings, closing agreements or any extra statutory agreements filed on behalf of ECP relating to taxes with any tax authority relating to ECP that could affect its liability for taxes for any period after the Closing.

            5.08 Books and Records. The books, records, accounts, ledgers and files of ECP are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices. The minute books and other similar records of ECP contain true and complete records of all material actions taken at any meetings of ECP's stockholders, Board of Directors, Management Board or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The Seller has no Knowledge of any law or regulation which would materially affect the information and disclosures set forth in such books and records. ECP has made all filings required by any acts, statutes and other legislation and regulations, to which it is subject or by which it is governed and which if not made could reasonably be expected to have a material adverse effect on its business.

            5.09 Compliance with Laws. ECP has all material licenses, permits and certificates from all applicable authorities necessary to conduct its businesses and own and operate its assets.

            5.10 Contracts and Commitments.

                  (a) Schedule 5.10 contains a true, complete and correct list of the following written contracts and agreements (the "ECP Material Contracts"):

                        (i) all contracts, agreements, commitments, purchase
            orders or other understandings or arrangements to which ECP is a party or by which ECP or any of its properties is bound which involve payments or receipts by ECP of more than US$5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto;

                        (ii) all collective bargaining agreements, employment
            and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which ECP is a party or by which ECP or any of its properties is bound; and

                        (iii) all material leases, whether operating, capital or
            otherwise, under which ECP is lessor or lessee.

                  (b) ECP has no other material agreements and commitments, including, to the extent material, but not limited to:

                        (i) pledges, conditional sale or title retention
            agreements, security agreements, equipment obligations, and lease agreements relating to any of ECP's assets to which ECP is a party or by which ECP is bound;

                        (ii) contracts, agreements, commitments, purchase orders
            or other understandings or arrangements involving payment by ECP of US$5,000 or more and relating to ECP's business or assets to which ECP is a party or by which ECP is bound under which full performance (including payment) has not been rendered by all parties thereto, or which may materially adversely affect the financial condition of its business;

                        (iii) distribution agreements, agency agreements,
            franchises or similar agreements to which ECP is a party or by which they are bound affecting its business;

                        (iv) contracts under which full performance (including
            payment) has not been rendered by ECP with any stockholder, current or former director, any lessor connected with a stockholder or current or former director, employee, consultant, agent, representative or security holder, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

                        (v) contracts for the purchase, sale, lease of
            materials, supplies, equipment or capital assets, or the receipt of services by ECP, (i) the performance of which will extend over a period of more than one year and involve consideration in excess of US$5,000 (excluding contracts that may be terminated without penalty on notice of 90 days or less), or (ii) involve consideration in excess of US$5,000; or

                        (vi) contracts of guarantee and indemnification.

                  (c) Except as disclosed on Schedule 5.10, ECP is not in default in any material respect under any ECP Material Contract, and no event has occurred which, after notice or lapse of time, or both, would constitute such a default, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract, and to the Knowledge of the Seller, (x) there is no existing material default by any other party to any such contract, and (y) no event has occurred which after notice or lapse of time, or both, would constitute a material default by such other party, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract.

            5.11  Financial Statements.

                  (a) Attached hereto as Schedule 5.11(a) are the unaudited balance sheet of ECP as of December 31, 2000 (the "ECP December Unaudited Balance Sheet") and the related statements of income, retained earnings and changes in financial condition for the fiscal year then ended (collectively, the "ECP December Unaudited Financial Statements"). The ECP December Unaudited Financial Statements have been prepared in accordance with Polish accounting law applied consistently with past practice.

                  (b) Attached hereto as Schedule 5.11(b) are the unaudited consolidated balance sheet of ECP as at July 31, 2001 ("ECP July Unaudited Balance Sheet") and the related statements of income, retained earnings and changes in financial condition for the seven month period ended July 31, 2001 (collectively, the "ECP July Unaudited Financial Statement"). The ECP July Unaudited Financial Statements have been prepared in accordance with Polish accounting law applied consistently with past practice, except for the omission of footnotes and subject to year-end adjustments.

                  (c) The ECP December Unaudited Financial Statements and the ECP July Unaudited Financial Statements accurately and completely state in all material respects, as of the dates thereof, the financial condition, retained earnings, assets, liabilities and results of operations of ECP for the periods indicated, and the ECP December Unaudited Financial Statements and the ECP July Unaudited Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

            5.12 Absence of Undisclosed Liabilities. Except as and to the extent
(a) reflected and reserved against in the ECP December Unaudited Balance Sheet or the ECP July Unaudited Balance Sheet, (b) set forth on Schedule 5.12, or (c) incurred in the ordinary course of business after the date of the ECP July Unaudited Balance Sheet and not material in amount, either individually or in the aggregate, ECP has no liability or obligation, secured or unsecured, whether accrued, absolute or contingent which is material to the assets, properties, financial condition or business of ECP taken as a whole. For purposes of this Subsection 5.12, "material" means any amount in excess of US$10,000.

            5.13 Intellectual Property. None of ECP's material assets consist of Intellectual Property, nor is any Intellectual Property material to or required in connection with the conduct by ECP of its business. ECP has not received a notice of a claim, and the Seller has no Knowledge of any potential claim, against ECP that any of ECP's operations, activities, products or publications with respect to its business infringes on any patent, trademark, trade name, copyright or other property right of others, or that ECP is illegally or otherwise using the trade secrets, formulae or any property rights of others.

            5.14 Employee Relations.

                  (a) ECP is in compliance with all laws respecting employment and employment practices, terms and conditions of employment, and wages and hours, and there are no arrears in the payment of wages or social security taxes or any amounts outstanding or owing in respect of any severance or redundancy payments. There is no material labour trouble affecting the business of ECP.

                  (b) Schedule 5.14 attached hereto sets forth a true, correct and complete list of (i) the employee benefits provided by ECP to those of its employees employed in connection with its business and all contracts or agreements between ECP and any such persons, and (ii) the current payroll of ECP, including the job descriptions and current salary or wage rates of each of such persons, showing separately for each such person the amounts paid or payable as bonus payments for the year ending December 31, 2001 including any special bonus arrangements payable prior to the Closing, and (iii) the work locations of each of such person.

                  (c) There are, to the Knowledge of the Seller, no threatened or pending claims, suits or other proceedings by present or former employees of ECP employed in connection with the business of ECP, plan participants, beneficiaries or spouses of any of the above, including claims against the assets of any trust, involving any employee plan, or any rights or benefits thereunder, other than ordinary and usual claims for benefits by participants or beneficiaries.

            5.15 Certain Loans. Except as set forth on Schedule 5.15, there are no loans, receivables, advances or similar amounts owed to ECP by any director, employee, consultant or shareholder of ECP, or owing by any person connected with, any director of ECP, nor is any amount owed by ECP to any of its directors, any persons connected with a director, employee or shareholder other than normal compensation and advances in the ordinary course of business to employees for reimbursable business expenses not exceeding US$2,000 for any one individual.

            5.16 Environmental Matters

                  (a) ECP has been in the past and is now in compliance with all environmental laws and all requirements of applicable permits, licenses, approvals and other authorizations pertaining thereto.

                  (b) ECP has not received any notification that it is or could be, and to the Knowledge of the Seller there is no basis for it to become, and it is not, subject to any action, proceeding, investigation or evaluation, or to the Knowledge of the Seller, claim or obligation, directly or indirectly relating to any of its current or past operations, or those of any predecessor, or any by-product thereof, or any of their current or formerly owned, leased or operated properties, or those of any predecessor, that could directly or indirectly result in the incurrence of any environmental liabilities and costs by ECP.

                  (c) ECP has not entered into any agreement with any governmental entity or other individual, company, corporation, association, partnership, joint venture or other legal entity by which responsibility was assumed for, either directly or indirectly, the conduct of any remedial action or the incurrence of any other environmental liabilities and costs.

                  (d) ECP has not prepared, caused to be prepared or received any environmental audits, environmental risk assessments or site assessments. ECP is not a party to any contract with respect to the removal, disposal or management of any oil or hazardous material.

            5.17 Grants. ECP has not applied for or received a grant or loan from any governmental department or agency or any local or other authority by virtue of any statute.

            5.18 Encumbrances. There is not any outstanding mortgage or charge on the whole or any part of the assets of ECP.

            5.19 Distributions. No one except PML in its capacity as shareholder of ECP has any right to receive distributions of ECP's profits, reserves or proceeds on liquidation.

            5.20 Insurance. The insurance coverage maintained by ECP with respect to its assets and business is described on Schedule 5.20. To Seller's Knowledge, all such insurance policies are in full force and effect and are not voidable, all premiums due thereon have been paid up to date, and all such policies will be maintained through and including the Closing Date (but neither the Seller nor ECP shall have any obligation to maintain in force any of such policies after the Closing Date). ECP will not take any action which would make any of such policies of insurance null or voidable prior to the Closing Date.

            5.21 Disclosure. No representation or warranty by Seller in this Agreement or in any Schedule contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

      6. Representations of the Seller Regarding Pioneer Poland U.S., Pioneer Poland UK, Pioneer Poland GP and the Pioneer Poland Fund.

            The Seller represents and warrants to the Buyer that:

            6.01 Organization, Qualification and Power.

                  (a) Pioneer Poland U.S. is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited partnership power and authority to own its properties, and to carry on its business as now being conducted. Pioneer Poland U.S. is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. The Seller has furnished to the Buyer true and complete copies of the Amended and Restated Limited Partnership Agreement and the Certificate of Limited Partnership of Pioneer Poland U.S., each as amended and as in effect on the date hereof. Neither Pioneer Poland GP, nor, to the Knowledge of the Seller, any of the limited partners of

Pioneer Poland U.S., is in default under or in violation of any provision of its Amended and Restated Limited Partnership Agreement or its Certificate of Limited Partnership, as amended.

                  (b) Pioneer Poland UK is a limited partnership duly organized, validly existing and in good standing under the laws of England, and has all requisite power and authority to own its properties, and to carry on its business as now being conducted. Pioneer Poland UK is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. The Seller has furnished to the Buyer true and complete copies of the certificate of registration and the Limited Partnership Agreement of Pioneer Poland UK, as amended and as in effect on the date hereof. Neither Pioneer Poland GP, nor, to the Knowledge of the Seller, any of the limited partners of Pioneer Poland UK, is in default under or in violation of any provision of its Limited Partnership Agreement, as amended.

                  (c) Pioneer Poland GP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite limited partnership power and authority to own its properties, and to carry on its business as now being conducted. Pioneer Poland GP is duly qualified to do business and in good standing in all jurisdictions in which its ownership of property or the character of its business requires such qualification. The Seller has furnished to the Buyer true and complete copies of the Limited Partnership Agreement and the Certificate of Limited Partnership of Pioneer Poland GP, each as amended and as in effect on the date hereof. Neither Pioneer Poland GP, nor, to the Knowledge of the Seller, any of the limited partners of Pioneer Poland GP, is in default under or in violation of any provision of its Limited Partnership Agreement or its Certificate of Limited Partnership, as amended.

            6.02 Capitalization.

                  (a) Schedule 6.02 attached hereto sets forth (i) the name and address of each general partner and limited partner of Pioneer Poland U.S. and
(ii) the ownership interest held by each general partner and limited partner of Pioneer Poland U.S. The US Special Interest will be transferred prior to the Closing by PPL to Seller or an affiliate of Seller.

                  (b) Schedule 6.02 attached hereto sets forth (i) the name and address of each general partner and limited partner of Pioneer Poland UK and
(ii) the ownership interest held by each general partner and limited partner of Pioneer Poland UK The UK Special Interest will be transferred prior to the Closing by PPL to Seller or an affiliate of Seller.

                  (c) Schedule 6.02 attached hereto sets forth (i) the name and address of each general partner and limited partner of Pioneer Poland GP, and
(ii) the ownership interest held by each general partner and limited partner of Pioneer Poland GP.

            6.03 Noncontravention.

                  (a) Except as set forth in Schedule 6.03 attached hereto, neither the execution and delivery by the Seller of this Agreement and the agreements provided for herein, nor the consummation by of the transactions contemplated hereby and thereby, will (i) conflict with or violate any provision of the Amended and Restated Limited Partnership Agreement or

Certificate of Limited Partnership, each as amended, of Pioneer Poland U.S.,
(ii) conflict with or violate any provision of the Limited Partnership Agreement, as amended, of Pioneer Poland UK, (iii) conflict with or violate any provision of the Limited Partnership Agreement or Certificate of Limited Partnership, each as amended, of Pioneer Poland GP, (iv) require on the part of Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP any filing with, or any permit, authorization, consent or approval of, any Governmental Entity, (v) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, or other arrangement to which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP is a party or by which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP is bound or to which any of their assets is subject, or (vi) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP or any of their respective properties or assets, except in all cases of subsections (iv), (v) and (vi) above, where the failure to file, breach, termination, default, acceleration or violation (as the case may be), would not have a material adverse effect on any of Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP or on the ability of the parties to consummate the transactions contemplated by this Agreement.

                  (b) Except as set forth in Schedule 6.03 attached hereto, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP have obtained all such waivers, permits, consents, approvals or other authorizations from third parties and Governmental Entities, and have effected all such registrations, filings and notices with or to third parties and Governmental Entities, as are required to be obtained by Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP, respectively, in connection with the consummation by the Seller of the transactions contemplated by this Agreement.

                  (c) Except as set forth in Schedule 6.03 attached hereto, to Seller's Knowledge, PPL, PML, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP are not and have at no time been in default or violation of any permits, consents, approvals or other authorizations from third parties and Governmental Entities, and have effected all such registrations, filings and notices with or to third parties and Governmental Entities, as are required to be obtained by Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP in connection with the management, operation and business of the Pioneer Poland Fund.

                  (d) Except as set forth in Schedule 6.03 attached hereto, all amounts due and payable to the limited partners of Pioneer Poland U.S. in accordance with the terms of its Amended and Restated Limited Partnership Agreement have been duly paid to such limited partners and no such amounts remain outstanding or payable by Pioneer Poland U.S.

                  (e) Except as set forth in Schedule 6.03 attached hereto, all amounts due and payable to the limited partners of Pioneer Poland UK in accordance with the terms of its Limited Partnership Agreement have been duly paid to such limited partners and no such amounts remain outstanding or payable by Pioneer Poland UK.

                  (f) Except as set forth in Schedule 6.03 attached hereto, all amounts due and payable to the limited partners of Pioneer Poland GP in accordance with the terms of its Limited Partnership Agreement have been duly paid to such limited partners and no such amounts remain outstanding or payable by Pioneer Poland GP.

            6.04 Bankruptcy. None of Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP has filed any voluntary petition in bankruptcy or been adjudicated a bankrupt or insolvent, filed any petition or answer seeking any reorganization, liquidation, dissolution or similar relief under any bankruptcy, insolvency, or other debtor relief law, or sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, liquidator or analogous officer or all over any substantial part of its properties. No court of competent jurisdiction has entered an order, judgment or decree approving a petition, and no petition has been filed, against Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any federal bankruptcy act, or other debtor relief law, and no other liquidator has been appointed of Pioneer Poland U.S., Pioneer Poland UK, or Pioneer Poland GP or of all or any substantial part of its respective properties

            6.05 Litigation. Except as set forth on Schedule 6.05, (i) there is no action, suit, or proceeding to which any Partnership Entity is a party (either as a plaintiff or defendant) pending or, to the Knowledge of the Seller, threatened before any court or governmental agency, authority, body or arbitrator and, to the Knowledge of the Seller, there is no basis for any such action, suit or proceeding; (ii) no Partnership Entity has been permanently or temporarily enjoined by any order, judgment or decree of any court or any governmental agency, authority or body from engaging in or continuing any conduct or practice in connection with its business, assets, or properties;
(iii) to Seller's Knowledge, there is not in existence on the date hereof any order, judgment or decree of any court, tribunal or agency enjoining or requiring any Partnership Entity to take any action of any kind with respect to its business, assets or properties; (iv) to Seller's Knowledge, no Partnership Entity is subject to, in violation of, or in default with respect to, any judgment, order, writ, injunction or decree of any court, tribunal, administrative agency or government authority or under any rule or regulation of any administrative agency or government authority relating to or affecting its business, assets or properties, including without limitation rules and regulations pertaining to the environment; (v) each Partnership Entity has complied and is complying in all material respects with all applicable laws, ordinances and governmental rules and regulations, and has obtained all necessary governmental licenses, permits and authorizations with respect to its business; and (vi) to Seller's Knowledge, no Partnership Entity has done anything which, or is either a member or party to any agreement or arrangement which, contravenes or requires registration or notification under any of the provisions of the Treaty of Rome or any other antitrust, anti-monopoly or anti-cartel legislation or regulation in any country of the world in which or with which it does business.

            6.06 Financial Statements.

                  (a) Attached hereto as Schedule 6.06(a) are the audited consolidated balance sheet of each of Pioneer Poland U.S. and Pioneer Poland UK as of December 31, 2000 and the audited consolidated balance sheet of Pioneer Poland GP as of December 31, 1999 (collectively, the "December Balance Sheets") and the related statements of income, partners interests, retained earnings and changes in financial condition for the fiscal year then ended (collectively, the "December Financial Statements"). The December Financial Statements for Pioneer Poland U.S. and Pioneer Poland GP, have been prepared in accordance with United States generally accepted accounting principles applied consistently with past practice. The December Financial Statements for Pioneer Poland UK have been prepared in accordance with Auditing Standards issued by the UK Auditing Practices Board applied consistently with past practice.

                  (b) Attached hereto as Schedule 6.06(b) are the unaudited consolidated balance sheet of each Partnership Entity as at July 31, 2001 (collectively, the "Pioneer Poland Unaudited Balance Sheets") and the related statements of income, partners interests, retained earnings and changes in financial condition for the seven month period ended July 31, 2001 (collectively, the "Pioneer Poland Unaudited Financial Statements"). The Unaudited Financial Statements for Pioneer Poland U.S. and Pioneer Poland GP have been prepared in accordance with United States generally accepted accounting principles applied consistently with past practice, except for the omission of footnotes and subject to year-end adjustments. The Unaudited Financial Statements for Pioneer Poland UK have been prepared in accordance with Auditing Standards issued by the UK Auditing Practices Board, applied consistently with past practice, except for the omission of footnotes and subject to year-end adjustments.

                  (c) The December Financial Statements and the Pioneer Poland Unaudited Financial Statements accurately and completely state in all material respects, as of their respective dates, the financial condition, retained earnings, assets, liabilities and results of operations of the respective Partnership Entities for the periods indicated, and the December Financial Statements and the Pioneer Poland Unaudited Financial Statements contain and reflect adequate reserves, which are consistent with previous reserves taken, for all reasonably anticipated material losses and costs and expenses.

            6.07 Absence of Undisclosed Liabilities.

                  (a) Except as and to the extent (i) reflected and reserved against in the December Balance Sheets or the Pioneer Poland Unaudited Balance Sheets, (ii) set forth on Schedule 6.07, or (iii) incurred in the ordinary course of business after the dates of the Pioneer Poland Unaudited Balance Sheets, and not material in amount, either individually or in the aggregate, the Pioneer Poland Fund has no liability or obligation, secured or unsecured, whether accrued, absolute or contingent which is material to the assets, properties, financial condition or business of the Pioneer Poland Fund taken as a whole. For purposes of this Subsection 6.07(a), "material" means any amount in excess of US$10,000.

                  (b) Except as and to the extent set forth on Schedule 6.07 and not material in amount, either individually or in the aggregate, PPL, PML, Pioneer Poland GP and the Pioneer Poland Fund have no liability or obligation, secured or unsecured, whether accrued, absolute or contingent in respect of or relation to any Portfolio Entity (as defined in Section 6.08 below) which is material to the financial condition of the assets, properties or business of, PPL, PML, Pioneer Poland GP and the Pioneer Poland Fund taken as a whole. For purposes of this Subsection 6.07(b), "material" means any amount in excess of US$10,000.

                  (c) None of PPL, PML, ECP, Pioneer Poland US, Pioneer Poland UK or Pioneer Poland GP has given any guarantees or indemnifications in respect of any liabilities or obligations of any Portfolio Entity.

                  (d) Except as set forth on Schedule 6.07, there is no action, suit or proceeding pending or threatened against Pioneer Poland U.S. or Pioneer Poland UK in its capacity as a shareholder or equity owner of any Portfolio Entity before any court or governmental agency, authority, body or arbitrator, nor, to the Knowledge of Seller, is there any basis for any such action, suit or proceeding.

            6.08 Pioneer Poland Fund Portfolio Assets.

                  (a) For each corporation or other entity held by the Pioneer Poland Fund (a "Portfolio Entity"), Schedule 6.08 attached hereto lists (a) the name of each Portfolio Entity, (b) the jurisdiction of incorporation or organization of each Portfolio Entity, and (c) the number and class of shares or other equity interests owned by Pioneer Poland Fund in each Portfolio Entity.

            6.09 Tax Matters. Except as set forth on Schedule 6.09:

                  (a) Within the times and in the manner prescribed by law, all national, state and local tax returns and all tax returns for foreign countries, provinces and other governing bodies having jurisdiction to levy taxes upon them which are required to be filed in respect of any Partnership Entity have been prepared and filed.

                  (b) Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP have paid all taxes, interest, penalties, assessments and deficiencies which have become due and payable or which have been claimed to be due, including, without limitation, income, franchise, real estate, sales, value added and withholding taxes and other employee benefits taxes and imports unless the same are being contested in good faith by appropriate procedures.

                  (c) No examination of the tax returns relating to any Partnership Entity is currently in progress or, to the Knowledge of the Seller, threatened, and no deficiencies have been asserted or assessed against any Partnership Entity as a result of any audit by any applicable taxing authority and, to the Knowledge of Seller, no such deficiency has been proposed or threatened.

            6.10 Books and Records. The books, records, accounts, ledgers and files of each Partnership Entity are accurate and complete in all material respects and have been maintained in accordance with good business and bookkeeping practices. The Seller has no Knowledge of any law or regulation which would materially affect the information and disclosures set forth in such books and records. Each Partnership Entity has made all filings required by any acts, statutes and other legislation and regulations, to which it is subject or by which it is governed and which if not made could reasonably be expected to have a material adverse effect on its business.

            6.11 Compliance with Agreements and Laws. Each of Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP has all material licenses, permits and certificates from all applicable authorities necessary to conduct its business and own and operate its assets.

            6.12 Contracts and Commitments.

                  (a) Schedule 6.12 contains a true, complete and correct list of the following written contracts and agreements (the "Partnership Entity Material Contracts"):

                        (i) all contracts, agreements, commitments, purchase
            orders or other understandings or arrangements to which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP is a party or by which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP or any of their respective properties is bound, including (A) any side letter between either Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP, on the one hand, and any investor in Pioneer Poland U.S. or Pioneer Poland UK, on the other hand, and (B) any contracts, agreements or commitments to Portfolio Entities, which
            (y) involve payments or receipts by Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP of more than US$5,000 in the case of any single contract, agreement, commitment, understanding or arrangement under which full performance (including payment) has not been rendered by all parties thereto or (z) which may materially adversely affect the financial condition or the properties, assets or business of Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP;

                        (ii) all collective bargaining agreements, employment
            and consulting agreements, executive compensation plans, bonus plans, deferred compensation agreements, pension plans, retirement plans, employee stock option or stock purchase plans and group life, health and accident insurance and other employee benefit plans, agreements, arrangements or commitments to which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP is a party or by which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP or any of their respective properties is bound; and

                        (iii) all material leases, whether operating, capital or
            otherwise, under which Pioneer Poland U.S., Pioneer Poland UK or Pioneer Poland GP is lessor or lessee.

                  (b) There are no other material agreements and commitments to which any Partnership Entity is a party, including, to the extent material, but not limited to:

                        (i) pledges, conditional sale or title retention
            agreements, security agreements, equipment obligations, and lease agreements relating to any of the Partnership Entities' assets to which any Partnership Entity is a party or by which any Partnership Entity is bound;

                        (ii) contracts, agreements, commitments, purchase orders
            or other understandings or arrangements involving payment by any Partnership Entity of US$10,000 or more and relating to the Partnership Entities' business or assets to which any Partnership Entity is a party or by which any Partnership Entity is bound under which full performance (including payment) has not been rendered by all parties thereto, or which may materially adversely affect the financial condition of its business;

                        (iii) distribution agreements, agency agreements,
            franchises or similar agreements to which any Partnership Entity is a party or by which it is bound affecting its business;

                        (iv) contracts under which full performance (including
            payment) has not been rendered by any Partnership Entity with any stockholder, current or former director, any lessor connected with a stockholder or current or former director, employee, consultant, agent, representative or security holder, including any employment, consulting or deferred compensation agreement and any executive compensation, bonus or incentive plan agreement;

                        (v) contracts to which any Partnership Entity is a party
            for the purchase, sale, lease of materials, supplies, equipment or capital assets, or the receipt of services by any Partnership Entity, (A) the performance of which will extend over a period of more than one year and involve consideration in excess of US$10,000 (excluding contracts that may be terminated without penalty on notice of 90 days or less), or (B) involve consideration in excess of US$10,000; or

                        (vi) contracts of guarantee and indemnification to which
            any Partnership Entity is a party.

                  (c) Except as disclosed on Schedule 6.12, no Partnership Entity is in default in any material respect under any Partnership Entity Material Contract, and no event has occurred which, after notice or lapse of time, or both, would constitute such a default, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract, and to the Knowledge of the Seller, (x) there is no existing material default by any other party to any such contract, and (y) no event has occurred which after notice or lapse of time, or both, would constitute a material default by such other party, result in a loss of material rights or result in the creation of any material lien, charge or encumbrance, under any such contract.

            6.13 Intellectual Property. None of any Partnership Entity's material assets consist of Intellectual Property, nor is any Intellectual Property material to or required in connection with the conduct by any Partnership Entity of its business (except that Intellectual Property may be material to the conduct of the business of the Portfolio Entities in which Pioneer Poland U.S. and Pioneer Poland UK have invested). No Partnership Entity has received a notice of a claim, and the Seller has no Knowledge of any potential claim, against any Partnership Entity that any of the Partnership Entity's operations, activities, products or publications with respect to its business infringes on any patent, trademark, trade name, copyright or other property right of others, or that any Partnership Entity is illegally or otherwise using the trade secrets, formulae or any property rights of others.

            6.14 Employee Relations. No Partnership Entity has any employees and no Partnership Entity has ever had any employee at any time.

            6.15 Certain Loans. Except as set forth on Schedule 6.15, there are no loans, receivables, advances or similar amounts owed to any Partnership Entity by any director, employee, consultant or equity owner of such Partnership Entity, or owing by any person connected with, any such director, employee, consultant or equity owner, nor is any amount owed by any Partnership Entity to any of its directors, any persons connected with a director, employee or shareholder.

            6.16 Environmental Matters

                  (a) Each Partnership Entity has been in the past and is now in compliance with all environmental laws and all requirements of applicable permits, licenses, approvals and other authorizations pertaining thereto.

                  (b) No Partnership Entity has ever received any notification that it is or could be, and there is, to the Knowledge of the Seller, no basis for it to become, and it is not, subject to any action, proceeding, investigation or evaluation, or to the Knowledge of the Seller, claim or obligation, directly or indirectly relating to any of its current or past operations, or those of any predecessor, or any by-product thereof, or any of its current or formerly owned, leased or operated properties, or those of any predecessor, that could directly or indirectly result in the incurrence of any environmental liabilities and costs by any Partnership Entity.

                  (c) No Partnership Entity has entered into any agreement with any governmental entity or other individual, company, corporation, association, partnership, joint venture or other legal entity by which responsibility was assumed for, either directly or indirectly, the conduct of any remedial action or the incurrence of any other environmental liabilities and costs.

                  (d) No Partnership Entity has prepared, caused to be prepared or received any environmental audits, environmental risk assessments or site assessments. No Partnership Entity is a party to any contract with respect to the removal, disposal or management of any oil or hazardous material.

            6.17 Grants. No Partnership Entity has applied for or received a grant or loan from any governmental department or agency or any local or other authority by virtue of any statute.

            6.18 Encumbrances. There is not any outstanding mortgage or charge on the whole or any part of the assets of any Partnership Entity.

            6.19 Distributions. No one except the respective partners of each of the Partnership Entities has any right to receive distributions of such Partnership Entity's profits, reserves or proceeds on liquidation.

            6.20 Insurance. The insurance coverage maintained by each Partnership Entity with respect to its assets and business is described on
Schedule 6.20. To Seller's Knowledge, all such insurance policies are in full force and effect and are not voidable, all premiums due thereon have been paid up to date and all such policies will be maintained through and including the Closing Date (but neither the Seller nor any Partnership Entity hall have any obligation to maintain in force any of such policies after the Closing Date). No Partnership Entity will take any action which would make any of such policies of insurance null or voidable prior to the Closing Date.

            6.21 Disclosure. No representation or warranty by the Seller in this Agreement or in any Schedule contains or will contain any untrue statement of a material fact or omits or will omit any material fact necessary in order to make the statements contained therein not misleading.

      7. Representations of the Buyer.

            The Buyer represents and warrants to the Seller as follows:

            7.01 Organization and Authority. The Buyer is a limited liability corporation duly organized, validly existing and in good standing under the laws of Poland and has all requisite power and authority (corporate and other) to execute and deliver this Agreement and the agreements contemplated herein, and consummate the transactions contemplated hereby and thereby. Copies of the Articles of Association of the Buyer, as amended to date, certified by an authorized representative of the Buyer, have been previously delivered to the Seller, are complete and correct, and no amendments have been made thereto or have been authorized since the date thereof.

            7.02 Authorization and Noncontravention. The execution and delivery of this Agreement by the Buyer, and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, have been duly authorized by all requisite corporate action. This Agreement and all such other agreements and written obligations entered into and undertaken in connection with the transactions contemplated hereby constitute the valid and legally binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms. The execution, delivery and performance of this Agreement and the agreements provided for herein, and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not, with or without the giving of notice or the passage of time or both, (a) violate the provisions of any law, rule or regulation applicable to the Buyer; (b) violate the provisions of the Buyer's Articles of Association, (c) violate any judgment, decree, order or award of any court, governmental body or arbitrator; or (d) conflict with or result in the breach or termination of any term or provision of, or constitute a default under, or cause any acceleration under, or cause the creation of any lien, charge or encumbrance upon the properties or assets of the Buyer pursuant to, any indenture, mortgage, deed of trust or other agreement or instrument to which the Buyer is a party or by which the Buyer is or may be bound, except in all cases of subsections (c) and (d) above, where the violation, conflict, breach, termination, default, or acceleration (as the case may be), would not have a material adverse effect on the Buyer or on the ability of the Buyer to consummate the transactions contemplated by this Agreement.
Schedule 7.02 sets forth a true, correct and complete list of all consents and approvals of third parties that are required in connection with the consummation by the Buyer of the transactions contemplated by this Agreement.

            7.03 Regulatory Approvals. All consents, approvals, authorizations, licenses, permits, certificates of public officials and other requirements prescribed by any law, rule or regulation which must be obtained or satisfied by the Buyer and which are necessary for the consummation of the transactions contemplated by this Agreement and the ownership by the Buyer of the Shares after the Closing Date have been, or will be prior to the Closing Date, obtained and satisfied.

            7.04 Brokers' Fees. The Buyer has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

      8. Access to Information; Confidentiality; Public Announcements.

            8.01 Access to Management, Properties and Records. From the date of this Agreement until the Closing Date, the Seller shall afford the officers, attorneys, accountants and other authorized representatives of the Buyer free and full access upon reasonable notice and during normal business hours and in a manner that does not interfere with the normal business operations of Seller, PPL, PML, ECP, Pioneer Poland GP and/or the Pioneer Poland Fund to all management personnel, offices, properties, books and records of Seller, PPL, PML, ECP, Pioneer Poland GP and the Pioneer Poland Fund, so that the Buyer may have full opportunity to make such investigation as it shall desire to make of the management, business, properties and affairs of Seller, PPL, PML, ECP, Pioneer Poland GP and the Pioneer Poland Fund, and the Buyer shall be permitted to make abstracts from, or copies of, all such books and records. The Seller shall furnish to the Buyer such financial and operating data and other information as to the business of PPL, PML, ECP, Pioneer Poland GP and the Pioneer Poland Fund as the Buyer shall reasonably request.

            8.02 Confidentiality. The Buyer's rights under Section 8.01 are subject to the terms of that certain letter agreement dated February 26, 2001 regarding confidentiality by and between Harbor Global Company Ltd. and Buyer with respect to PPL, PML, ECP, Pioneer Poland GP and the Pioneer Poland Fund and the transactions contemplated hereby (the "Confidentiality Agreement").

            8.03 Public Announcements. The parties agree that prior to the Closing Date any and all general public announcements or other general public communications concerning this Agreement and the purchase and sale of the Shares by the Buyer, and the timing, manner and content of such disclosures, shall be subject to the mutual agreement of the Seller and the Buyer.

      9. Pre-Closing Covenants of the Seller, PPL, PML and ECP.

            From and after the date hereof and until the Closing Date:

            9.01 Conduct of Business. Except as otherwise expressly agreed, and except for the transfer of the Special Interests by PPL to the Seller or an affiliate of the Seller, each of PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Poland UK shall carry on its business diligently and substantially in the same manner as conducted in the months immediately preceding the Closing Date, except as agreed to in writing by the Buyer.

            9.02 Absence of Material Changes. Except as otherwise expressly agreed, and except for the transfer of the Special Interests by PPL to the Seller or an affiliate of the Seller, without the prior written consent of the Buyer (which consent shall not be unreasonably withheld), neither PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. nor Pioneer Poland UK shall:

                  (a) take any action to amend its charter documents or bylaws;

                  (b) issue any stock, shares, bonds, partnership units or other corporate securities or grant any option or issue any warrant to purchase or subscribe for any of such securities or issue any securities convertible into such securities, or split, combine or reclassify any of their share capital;

                  (c) incur any obligation or liability (absolute or contingent), except current liabilities incurred and obligations under contracts entered into in the ordinary course of business;

                  (d) declare or make any payment or distribution (whether in cash, stock or property or any combination thereof) with respect to its stock, share capital or partnership units or purchase, redeem or otherwise acquire directly or indirectly any shares of its capital stock or other equity interest;

                  (e) mortgage, pledge, or subject to any lien, charge or any other encumbrance any of its assets or properties;

                  (f) sell, assign, or transfer any of its assets;

                  (g) cancel any debts or claims, except in the ordinary course of business;

                  (h) merge or consolidate with or into any corporation or other entity or, acquire any equity interest or investment in any individual company, corporation, association, partnership, joint venture or other legal entity;

                  (i) enter into any lease, contract, agreement or understanding, other than those entered into in the ordinary course of business calling for payments which individually or in the aggregate, exceed US$5,000; or

                  (j) commit or agree to do any of the foregoing in the future.

            9.03 Notice of Developments. The Seller may elect at any time from the date hereof until the Closing Date to notify the Buyer of any development causing a breach of any of the representations and warranties in Sections 2 through 6. Unless the Buyer has the right to terminate this Agreement pursuant to Section 15.04 by reason of the development and exercises that right within ten (10) business days, the written notice pursuant to this Section 9.03 shall be deemed to have amended the appropriate Schedule delivered pursuant to this Agreement and to have qualified the representations and warranties contained in Sections 2 through 6, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

            9.04 Further Assurances. The Seller will use its reasonable best efforts to take all action and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

            9.05 Exclusive Dealing. The Seller will not, directly or indirectly, through any officer, director, agent or otherwise, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to an acquisition or purchase of all or a material portion of the assets of or an equity interest in PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Poland UK or any merger, consolidation or business combination with PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Poland UK, or (b) participate in any discussions or negotiations regarding, or furnish to any other person any non-public information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing; provided, however, that the Seller and its directors and officers remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner, any effort or attempt by any third party to do or seek any of the foregoing to the extent their fiduciary duties may require (and if the Seller and its directors and officers participate in any of such activities, the Seller shall promptly notify the Buyer of such activities).

            9.06 Litigation. Each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP shall not, without the prior written approval of the Buyer, commence any litigation.

            9.07 Contracts. Except for the transfer of the Special Interests, each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP shall not (a) enter into any contract or engage in any transaction not in the ordinary course of business consistent with past practice; (b) amend or otherwise modify any contract except in the ordinary course of business consistent with past practice; or (c) do or omit to do any act or permit any act or omission to act, which act or omission will result in a violation of any material provision of any PPL, PML, ECP or Partnership Entity Material Contract to which any of them is a party.

            9.08 Taxes. Each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP shall not make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes without Buyer's prior consent, which consent shall not be unreasonably withheld.

            9.09 Employee Plans. None of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP shall adopt any new employee benefit plan or amend any employee benefit plan in any material respect.

            9.10 Employee Matters. None of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP shall (a) adopt any collective bargaining agreement; (b) grant any severance or termination pay to any director or other employees of each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP; (c) grant any general or uniform increase in the rates of pay of employees of each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP or in the benefits under any bonus plan or other compensation arrangements; (d) increase the compensation payable to or become payable to any key salaried employee, or otherwise vary the terms of their contract, or (e) engage or agree or dismiss or make redundant any employee.

            9.11 Consents. Each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK, Pioneer Poland GP and the Seller shall co-operate with the Buyer to obtain all necessary consents, authorizations and approvals of third parties and governmental bodies required to be obtained by the Buyer for the purpose of closing this Agreement or otherwise.

            9.12 Compliance with Laws. Each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP will comply in all material respects with all material laws and regulations which are applicable to them, their ownership of their assets or to the conduct of their business, and will perform and comply in all material respects with all material contracts, commitments and obligations by which they are bound.

            9.13 Payments to Seller. None of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP shall make any payments to the Seller or any affiliate of the Seller whether in respect of an existing liability, debt or obligation or otherwise or create any new liabilities or obligations in favor of the Seller or an affiliate of the Seller without the prior written consent of the Buyer.

      10. Pre-Closing Covenants of the Buyer.

            From and after the date hereof and until the Closing Date:

            10.01 Notice of Developments. The Buyer may elect at any time from the date hereof until the Closing Date to notify the Seller of any development causing a breach of any of the representations and warranties in Section 7. Unless the Seller has the right to terminate this Agreement pursuant to Section
15.05 by reason of the development and exercises that right within ten (10) business days, the written notice pursuant to this Section 10.01 shall be deemed to have amended the appropriate Schedule delivered pursuant to this Agreement and to have qualified the representations and warranties contained in Section 7, and to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of the development.

            10.02 Further Assurances. The Buyer will use its reasonable best efforts to take all action and do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement.

            10.03 Consents. The Buyer shall co-operate with each of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK, Pioneer Poland GP and the Seller to obtain all necessary consents, authorizations and approvals of third parties and governmental bodies required to be obtained by PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK, Pioneer Poland GP and the Seller for the purpose of closing this Agreement or otherwise.

            10.04 Compliance with Laws. The Buyer will comply in all material respects with all material laws and regulations which are applicable to it, its ownership of its assets or to the conduct of its business, and will perform and comply in all material respects with all material contracts, commitments and obligations by which it is bound.

      11. Conditions to Obligations of the Buyer.

            The obligations of the Buyer under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Buyer:

            11.01 Continued Truth of Representations and Warranties of the Seller; Compliance with Covenants and Obligations. The representations and warranties of the Seller shall be true in all material respects on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Buyer. The Seller shall have performed and complied in all material respects with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing.

            11.02 Corporate Proceedings. All corporate and other proceedings required to be taken on the part of the Seller, PPL, PML, ECP, if any, to authorize or carry out this Agreement and the transactions contemplated hereby shall have been taken.

            11.03 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which are necessary under any applicable law, rule, order or regulation for the consummation by the Seller, of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

            11.04 Consent of Third Parties. The Seller, PPL, PML and ECP shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Seller to consummate the transactions contemplated by this Agreement.

            11.05 Approval of Limited Partners' Committee. The Limited Partners' Committee of the Pioneer Poland Fund shall have approved the sale and transfer of the Shares to the Buyer and the other transactions contemplated by this Agreement.

            11.06 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any Governmental Entity or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Buyer to own the Shares or to own or operate the business of PPL, PML and ECP after the Closing.

            11.07 Absence of Adverse Material Change. There shall not have occurred any litigation which materially, significantly and adversely affects the business of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP, nor shall there have been any material loss or destruction of any assets, or records, or any material, significant and adverse change in the financial condition or operations of the business of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP, other than any such changes which result, directly or indirectly from a change in the value, operations, performance or financial condition of the Portfolio Entities, except and to the extent such change in value, operations, performance or financial condition of the Portfolio Entities results from a breach of this Agreement.

            11.08 Discharge and Release.

                  (a) Payment by the Buyer and PPL, PML and ECP of the Purchase Price and the Expense Reimbursement Amount shall be in full and final satisfaction of all debts, liabilities, claims or obligations owed by PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP to the Seller or any affiliate of the Seller, except for amounts owed under this Agreement and any claims for indemnity which may be asserted under the limited partnership agreements of Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP, and the Seller, on behalf of itself and on behalf of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK, and Pioneer Poland GP and any affiliates of the Seller hereby unconditionally discharges and releases all such debts, liabilities, claims or obligations, and to the extent required by Buyer, the Seller shall deliver or shall procure its affiliates to deliver, in a form acceptable to Buyer, confirmation of the discharges and releases set forth herein. Nothing herein is intended or shall be construed to waive or release any rights Seller may have under this Agreement, including without limitation, pursuant to Section 14.

                  (b) At the Closing, the Seller shall deliver to the Buyer a deed executed by Pioneer Poland UK Limited unconditionally discharging and releasing all debts, liabilities, claims or obligations owed by PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP to Pioneer Poland UK Limited.

            11.09 Performance by the Seller. At the Closing, the Seller shall have delivered to the Buyer a certificate, signed by an authorized officer, as to its compliance with Subsections 11.01 through 11.08 hereof.

            11.10 Closing Deliveries. The Buyer shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                  (a) evidence of transfer to Buyer of all of Seller's beneficial interest in the Shares, along with an acknowledgement of each of Abacus (CI) Limited and Abacus Investments (CI) Limited of such transfer;

                  (b) certificates of the Secretary or other authorized officer of the Seller attesting to the incumbency of the Seller's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents delivered pursuant to Subsections 3.01, 401, 5.01, 6.01(a) and 6.01(b);

                  (c) written resignations of all members of PPL's, PML's and ECP's respective Boards of Directors and all officers of PPL, PML and ECP, which are required by the Buyer and which resignations shall be effective as of the Closing Date;

                  (d) written resignations of any officers or directors of the Seller or the Seller's affiliates from the Board of Directors of any Portfolio Entity (if required by the Buyer), which resignations shall be effective at Closing;

                  (e) the original corporate or other record books of PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Poland UK and all corporate seals, if available (which record books and seals shall be delivered at the offices of PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Plan UK, respectively, at which they are customarily kept);

                  (f) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of Pioneer Poland GP in Delaware;

                  (g) a certificate of the Secretary of State of the State of Delaware as to the legal existence and good standing of Pioneer Poland U.S. in Delaware;

                  (h) a certificate of Registrar of Companies for England and Wales as to the legal existence and good standing of Pioneer Poland UK in England;

                  (i) the Escrow Agreement, duly executed by the Seller;

                  (j) check books in respect of all bank accounts operated by any of PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Poland UK together with the most recently received bank statements relating to such accounts (all of which books and records shall be delivered at the offices of PPL, PML, ECP, Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Plan UK, respectively, at which they are customarily kept);

                  (k) irrevocable powers of attorney in the agreed form executed by the Seller to enable the Buyer (during the period prior to the registration of the transfer of the Shares) to exercise all voting and other rights attaching to the Shares;

                  (l) any power of attorney under which any document required to be delivered under this Section 11.11 has been executed;

                  (m) certified copies of board resolutions of PPL and PML:

                        (i) revoking, effective upon Closing, all existing
            authorities in respect of all bank accounts operated by PML and PPL, effective upon
            Closing;

                        (ii) approving (subject only to proper stamping) the
            transfers of the Shares delivered under this Agreement; and

                        (iii) approving, effective upon Closing, the placing on
            the register of members of PPL and PML (as the case may be) of the names of the transferee(s) for registration in accordance with the share transfer form(s) referred to above and authorizing the issue of appropriate share certificates;

      12. Conditions to Obligations of the Seller.

            The obligations of the Seller under this Agreement are subject to the fulfillment, at the Closing Date, of the following conditions precedent, each of which may be waived in writing in the sole discretion of the Seller:

            12.01 Continued Truth of Representations and Warranties of the Buyer; Compliance with Covenants and Obligations. The representations and warranties of the Buyer in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made on and as of such date, except for any changes permitted by the terms hereof or consented to in writing by the Seller. The Buyer shall have performed and complied with all terms, conditions, covenants, obligations, agreements and restrictions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

            12.02 Corporate Proceedings. All corporate, shareholder and other proceedings required to be taken on the part of the Buyer to authorize or carry out this Agreement shall have been taken.

            12.03 Governmental Approvals. All governmental agencies, departments, bureaus, commissions and similar bodies, the consent, authorization or approval of which is necessary under any applicable law, rule, order or regulation for the consummation by the Buyer of the transactions contemplated by this Agreement shall have consented to, authorized, permitted or approved such transactions.

            12.04 Approval of Limited Partners' Committee. The Limited Partners' Committee of the Pioneer Poland Fund shall have approved the sale and transfer of the Shares to the Buyer and the other transactions contemplated by this Agreement.

            12.05 Consents of Third Parties. The Buyer shall have received all requisite consents and approvals of all lenders, lessors and other third parties whose consent or approval is required in order for the Buyer to consummate the transactions contemplated by this Agreement.

            12.06 Adverse Proceedings. No action or proceeding by or before any court or other governmental body shall have been instituted or threatened by any governmental body or person whatsoever which shall seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement or which might affect the right of the Seller to transfer the Shares.

            12.07 Performance by the Buyer. At the Closing, the Buyer shall have delivered to the Seller a certificate signed by an authorized officer of the Buyer as to its compliance with Sections 12.01 through 12.06 hereof.

            12.08 Closing Deliveries. The Seller shall have received at or prior to the Closing such documents, instruments or certificates as the Buyer may reasonably request including, without limitation:

                  (a) a certificate of a duly authorized representative attesting to the incumbency of the Buyer's officers, the authenticity of the resolutions authorizing the transactions contemplated by this Agreement, and the authenticity and continuing validity of the charter documents and by-laws delivered pursuant to Subsection 7.01;

                  (b) payment of the Purchase Price to be paid at the Closing in accordance with Section 1.03(b);

                  (c) payment of the Expense Reimbursement to Seller and into the escrow, in the manner contemplated by Sections 1.03(b) and (c);

                  (d) the Escrow Agreement duly executed by the Buyer;

                  (e) an Instrument of Assumption, substantially in the form and on the terms of Exhibit 2 hereto (the "Instrument of Assumption"), of the Engel Agreement, duly executed by the Buyer; and

                  (f) evidence of Buyer's shareholders approval, if required under applicable Polish law for Buyer to consummate this transaction.

      13. Post-Closing Covenants of the Buyer.

            To the extent not accomplished prior to the Closing Date, the Buyer shall (x) use its reasonable endeavors, within 90 days after the Closing, and
(y) in any event within 270 days after the Closing: (i) change the name of Pioneer Poland GP, Pioneer Poland U.S. and Pioneer Poland UK to eliminate the word "Pioneer" (or any derivation thereof) and (ii) change the name of PPL and PML to eliminate "Pioglobal" (or any derivation thereof).

      14. Indemnification.

            14.01 (a) By the Seller. After the Closing, subject to Section 14.05, the Seller shall indemnify and hold harmless the Buyer (and its respective affiliates, directors, employees, representatives and agents) from and against all claims, damages, losses, liabilities, costs and expenses (including, without limitation, interest, penalties, settlement costs and any legal expenses for defending any actions) (collectively, the "Losses") in connection with each and all of the following (and whether or not resulting in any loss in value to the Shares):

                        (i) any misrepresentation or breach of any
            representation or warranty made by the Seller in this Agreement, with the exception of Sections 3.07, 4.07, 5.07 and 6.09;

                        (ii) any misrepresentation or breach of any
            representation or warranty made by the Seller under Sections 3.07, 4.07, 5.07 or 6.09;

                        (iii) any breach of any covenant, agreement or
            obligation of the Seller contained in this Agreement, which breach has not been cured within 30 days after notice from the Buyer;

                        (iv) any misrepresentation contained in any certificate
            or schedule furnished by the Seller pursuant to this Agreement;

                        (v) any national, state, federal or local tax liability
            of any of PPL, PML or ECP relating to or in respect of periods ending on or before the Closing Date; and

                        (vi) the transfer to the Seller of the Special
            Interests.

                  (b) By the Buyer. After the Closing, subject to Section 14.05, the Buyer shall indemnify and hold harmless the Seller (and its respective affiliates, directors, employees, representatives and agents) from and against all Losses in connection with each and all of the following:

                        (i) any misrepresentation or breach of any
            representation or warranty made by the Buyer in this Agreement;

                        (ii) any breach of any covenant, agreement or obligation
            of the Buyer contained in this Agreement, which breach has not been cured within 30 days after notice from the Seller;

                        (iii) any misrepresentation contained in any certificate
            or schedule furnished by the Buyer pursuant to this Agreement; and

                        (iv) any and all liabilities arising out of the Buyer's
            failure to perform the obligations of Harbor Global I or PIOGlobal Corporation under the Engel Agreement in respect of periods from and after the Closing Date.

            14.02 Claims for Indemnification. Whenever any claim shall arise for indemnification under this Section 14, the party asserting the claim (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis for such claim. In the event of any such claim for indemnification hereunder resulting from or in connection with any claim or legal proceedings by a third party, the notice shall specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnified Party shall not settle or compromise any claim by a third party for which it is entitled to indemnification hereunder without the prior written consent, which shall not be unreasonably withheld or delayed, of the Indemnifying Party; provided, however, that if suit shall have been instituted against the Indemnified Party and the Indemnifying Party shall not have assumed the defense of such suit after notification thereof as provided in Subsection 14.03 of this Agreement, the Indemnified Party shall have the right to settle or compromise such claim upon giving notice to the Indemnifying Party as provided in Subsection 14.03.

            14.03 Defense by the Indemnifying Party. In connection with any claim which may give rise to indemnity hereunder resulting from or arising out of any claim or legal proceeding by a person other than the Indemnified Party, the Indemnifying Party, at the sole cost and expense of the Indemnifying Party, may, upon written notice to the Indemnified Party, assume the defense of any such claim or legal proceeding if the Indemnifying Party acknowledges to the Indemnified Party in writing the obligation of the Indemnifying Party to indemnify the Indemnified Party with respect to all elements of such claim, provided that, if the Indemnified Party is the Buyer, such defense will not, in the reasonable opinion of the Buyer, adversely affect the business, assets or undertakings of any of PPL, PML, ECP, Pioneer Poland U.S., Pioneer Poland UK and Pioneer Poland GP. If the Indemnifying Party assumes the defense of any such claim or legal proceeding, the Indemnifying Party shall select counsel reasonably acceptable to the Indemnified Party to conduct the defense of such claims or legal proceedings and at the sole cost and expense of the Indemnifying Party shall take all steps necessary in the defense or settlement thereof. The Indemnifying Party shall not consent to a settlement of, or the entry of any judgment arising from, any such claim or legal proceeding, without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld or delayed). The Indemnified Party shall be entitled to participate in (but not control) the defense of any such action, with its own counsel and at its own expense. If the Indemnifying Party does not assume the defense of any such claim or litigation resulting therefrom within 30 days after the date such claim is made: (a) the Indemnified Party may defend against such claim or litigation in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (b) the Indemnifying Party shall be entitled to participate in (but not control) the defense of such action, with its counsel and at its own expense.

            14.04 Survival of Representations; Claims for Indemnification. All representations and warranties made by the Seller or the Buyer in this Agreement shall expire on the third anniversary of the Closing Date (subject to any applicable statutes of limitations), except, in all cases, in respect of claims, if any, asserted in writing prior to the respective date identified as a claim for indemnification pursuant to this Section 14.

            14.05 Limitations; Threshold Amount. Notwithstanding anything to the contrary contained herein, the maximum aggregate liability of the Seller with respect to Sections 14.01(a) (i), (iii) and (iv) shall be US$300,000, and the maximum aggregate liability of the Buyer with respect to Sections 14.01(b)(i),
(ii) and (iii) shall be US$300,000. Neither party which is an Indemnifying Party hereunder shall be required to indemnify, defend or hold harmless the other party which is an Indemnified Party from and against any Losses under Sections 14.01(a)(i), (iii) or (iv) in the case of the Seller, or under Sections 14.01(b)(i), (ii) or (iii) in the case of the Buyer, unless and until the amount of such Losses exceeds US$25,000 in the aggregate (the "Threshold Amount") (at which point the Indemnifying Party shall become liable for all such Losses).

            14.06 Exclusive Remedy. If the Closing occurs, (a) Buyer's exclusive remedy for Losses with respect to any breach by Seller of any representation, warranty, covenant or agreement hereunder shall be the indemnification provided by this Article 14, and Buyer expressly waives any other rights or remedies it may have, and (b) Seller's exclusive remedy for Losses with respect to any breach by Buyer of any representation, warranty, covenant or agreement hereunder shall be the indemnification provided by this Article 14, and Seller expressly waives any other rights or remedies it may have, provided, however, that equitable relief, including the remedies of specific performance and injunction, shall be available with respect to any actual or attempted breach of this Agreement occurring before the Closing or with respect to the breach of any covenant to be performed after the Closing.

            14.07 Escrow Fund. If and to the extent that any amount is determined to be owed by Seller to Buyer pursuant to and in accordance with this
Section 14, then such amount shall be paid out of the funds held at the time of such determination pursuant to the Escrow Agreement. Any amounts owed by Seller hereunder which are in excess of such escrowed funds shall be paid by Seller to Buyer.

            14.08 Assertion of Indemnification Claims.

                  (a) In order to seek indemnification under this Section 14, an Indemnified Party shall deliver a written notice (a "Claim Notice") to the Indemnifying Party. If the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party shall deliver a copy of the Claim Notice to the Escrow Agent.

                  (b) Within 20 days after delivery of a Claim Notice to the Indemnifying Party, the Indemnifying Party shall deliver to the Indemnified Party, with a copy to the Escrow Agent if the Indemnifying Party is the Seller, a written response (the "Response"), in which the Indemnifying Party shall: (i) agree that the Indemnified Party is entitled to receive all of the amount claimed in the Claim Notice (the "Claimed Amount") (in which case the written response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Claimed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to disburse the Claimed Amount to the Buyer), (ii) agree that the Indemnified Party is entitled to receive a portion of the Claimed Amount (such portion, the "Agreed Amount") (in which case the written response shall be accompanied by a payment by the Indemnifying Party to the Indemnified Party of the Agreed Amount, by check or by wire transfer; provided that if the Indemnified Party is the Buyer and is seeking to enforce such claim pursuant to the Escrow Agreement, the Indemnifying Party and the Indemnified Party shall deliver to the Escrow Agent, within three days following the delivery of the Response, a written notice executed by both parties instructing the Escrow Agent to disburse the Agreed Amount to the Buyer) and the remaining portion of the Claimed Amount shall be considered to create a Dispute (as defined below) or
(iii) dispute that the Indemnified Party is entitled to receive any of the Claimed Amount. If the Response creates a dispute (a "Dispute"), the Indemnifying Party and the Indemnified Party shall, subject to Section 14.08(c) below, follow the procedures set forth in Section 16 hereof for the resolution of such dispute. If within 20 days after delivery of a Claim Notice to the Indemnifying Party, the Indemnifying Party has not delivered a Response to the Indemnified Party, then the Indemnifying Party shall be deemed to agree that the Indemnified Party is entitled to receive all of the Claimed Amount.

                  (c) During the 30-day period following the delivery of a Response that reflects a Dispute, the Indemnifying Party and the Indemnified Party shall use good faith efforts to resolve the Dispute. If the Dispute is not resolved within such 30-day period, then the Dispute shall be submitted to an arbitrator in accordance with Section 16 hereof (an "Arbitration Procedure"). The Indemnifying Party and the Indemnified Party shall, in consultation with the arbitrator, promptly agree upon a format and timetable for the Arbitration Procedure, and promptly undertake the Arbitration Procedure.

                  (d) The Escrow Agreement is intended to secure the indemnification obligations of the Seller under this Agreement. However, the rights of the Buyer under this Section 14 shall not be limited to the amount held by the Escrow Agent nor shall the Escrow Agreement be the exclusive means for the Buyer to enforce such rights; provided that the Buyer shall not attempt to collect any amounts directly from the Seller unless there are no remaining funds held in escrow pursuant to the Escrow Agreement.

      15. Termination of Agreement.

            15.01 Termination by Lapse of Time. This Agreement shall terminate at 5:00 p.m., Boston Time, on November 30, 2001, if the transactions contemplated hereby have not been consummated, unless such date is extended by the written consent of the Seller and the Buyer.

            15.02 Termination by Agreement of the Parties. This Agreement may be terminated by the mutual written agreement of the parties hereto at any time prior to the Closing.

            15.03 Termination by Reason of Breach. This Agreement may be terminated by the Seller, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Buyer or the failure by the Buyer to perform in any material respect any condition or obligation hereunder, the Seller has notified the Buyer of the breach, and the breach has continued without cure for 30 days after receipt of notice. This Agreement may be terminated by the Buyer, if at any time prior to the Closing there shall occur a material breach of any of the representations, warranties or covenants of the Seller or the failure of the Seller to perform in any material respect any condition or obligation hereunder, the Buyer has notified the Seller of the breach, and the breach has continued without cure for 30 days after receipt of notice.

            15.04 Termination by the Buyer. Without prejudice to Section 11.07, the Buyer may terminate this Agreement by giving written notice to the Seller at any time prior to the Closing in the event (i) the Seller has within the then previous ten (10) business days given the Buyer any notice pursuant to Section 9.03, and (ii) the development that is the subject of the notice has had a material adverse effect upon the financial condition, operations or business of PPL, PML, ECP and the Pioneer Poland Fund taken as a whole. For purposes of this
Section 15.04, "material" means any amount in excess of US$10,000.

            15.05 Termination by the Seller. The Seller may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing in the event (i) the Buyer has within the then previous ten (10) business days given the Seller any notice pursuant to Section 10.01, and (ii) the development that is the subject of the notice has had a material adverse effect upon the financial condition, operations or business of the Buyer. For purposes of this
Section 15.05, "material" means any amount in excess of US$10,000.

            15.06 Effect of Termination. If either party terminates this Agreement pursuant to this Section 15, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that the obligations of the Buyer under the Confidentiality Agreement shall continue in accordance with the terms thereof.

      16. Dispute Resolution.

            16.01 General. In the event that any dispute should arise between the parties hereto with respect to any matter covered by this Agreement, the parties hereto shall resolve such dispute in accordance with the procedures set forth in this Section 16.

            16.02 Consent of the Parties. In the event of any dispute between the parties with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within 30 calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with Subsection 16.03 hereof.

            16.03 Arbitration. The parties shall submit any dispute concerning the interpretation of, or the enforcement of rights and duties under, this Agreement to final and binding arbitration before the London Court of International Arbitration ("LCIA") pursuant to the procedural rules thereof. Any such proceedings shall be governed by the substantive governing law of this Agreement.

      The arbitration shall be conducted in London, England by a single, neutral arbitrator selected from the LCIA panel by the parties or, if the parties cannot agree, appointed by the president of the LCIA. Judgment upon the decision rendered by the arbitrator may be entered in any court having jurisdiction. The arbitrator may award damages and/or permanent injunctive relief, but in no event shall the arbitrator have the authority to award punitive or exemplary damages.

      Notwithstanding the foregoing, a party may apply to a court of competent jurisdiction for relief in the form of a temporary restraining order or preliminary injunction, or other provisional remedy pending final determination of a claim through arbitration in accordance with this paragraph. If proper notice of any hearing has been given, the arbitrator will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear.

      17. Brokers.

            17.01 For the Seller. The Seller represents and warrants that, no person, firm or corporation has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Seller agrees to indemnify and hold harmless the Buyer against any claims or liabilities asserted against the Buyer by any person acting or claiming to act as a broker or finder on behalf of the Seller.

            17.02 For the Buyer. The Buyer represents and warrants that, no person, firm or corporation has acted in the capacity of broker or finder on its behalf in connection with the transactions contemplated by this Agreement. The Buyer agrees to indemnify and hold harmless the Seller against any claims or liabilities asserted against the Seller by any person acting or claiming to act as a broker or finder on behalf of the Buyer.

      18. Notices.

            Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telex, federal express, registered or certified mail, postage prepaid, addressed as follows or to such other address of which the parties may have given notice:

            To the Buyer:     Mr. Witold Radwanski
                              President and Chief Executive Officer
                              AIB WBK Fund Management, Sp. z o, o.
                              Ul Biala 3
                              00-895 Warsaw, Poland

            With a copy to:   SJ Berwin
                              222 Gray's Inn Road
                              London WC1X 8XF
                              Attention Mark Mifsud, Esq.

            To the Seller:    Mr. Stephen G. Kasnet
                              President and Chief Executive Officer
                              Harbor Global Company Ltd.
                              One Faneuil Hall Marketplace
                              Boston, MA  02109 USA

            With copies to:   Catherine V. Mannick, Esq.
                              General Counsel
                              Harbor Global Company Ltd.
                              One Faneuil Hall Marketplace
                              Boston, MA  02109 USA

      Unless otherwise specified herein, such notices or other communications shall be deemed received (a) on the date delivered, if delivered personally, (b) two business days after being sent, if sent via a reputable international overnight courier service, or (c) five business days after being sent, if sent by registered or certified mail.

      19. Successors and Assigns.

            This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Buyer, on the one hand, and the Seller, on the other hand, may not assign their respective obligations hereunder without the prior written consent of the other party. Any assignment in contravention of this provision shall be void. No assignment shall release the Buyer or the Seller from any obligation or liability under this Agreement.

      20. Entire Agreement; Amendments; Attachments.

            20.01 Entire Agreement; Amendments; Etc. This Agreement, all Schedules and the Exhibits hereto, and all agreements and instruments to be delivered by the parties pursuant hereto represent the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede all prior oral and written and all contemporaneous oral negotiations, commitments and understandings between such parties. The Buyer and the Seller may amend or modify this Agreement, in such manner as may be agreed upon, by a written instrument executed by the Buyer and the Seller.

            20.02 Inconsistent Provisions. If the provisions of any Schedule or Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of the Agreement shall prevail. The Exhibits and Schedules attached hereto or to be attached hereafter are hereby incorporated as integral parts of this Agreement.

      21. Severability.

            Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

      22. Expenses.

            Except as otherwise expressly provided herein, the Buyer, on the one hand, and the Seller, on the other hand, will pay all fees and expenses (including, without limitation, legal and accounting fees and expenses) incurred by them in connection with the transactions contemplated hereby.

      23. Governing Law.

            This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, U.S.A.

      24. Section Headings.

            The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

      25. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

      IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of and on the date first above written.

                                BUYER:

                                AIB WBK FUND MANAGEMENT, Sp. z o. o.

ATTEST:                         By: /s/ Witold Radwanski
                                    --------------------------------------------

                                    Name: Witold Radwanski

------------------------            Title: President, CEO

ATTEST:                         By: /s/ Marzena Tomecka
                                    --------------------------------------------

                                    Name: Marzena Tomecka

------------------------            Title: Vice President, CFO

                                SELLER:

                                HARBOR GLOBAL II LTD.


ATTEST:                         By: /s/ Stephen G. Kasnet
                                    --------------------------------------------

                                    Name: Stephen G. Kasnet

/s/ Donald H. Hunter                Title: President and Chief Executive Officer
------------------------

                                ESCROW AGREEMENT

                                  made this 5th

                              day of November 2001

                                     between

                              Harbor Global II Ltd.

                                       and

                       AIB WBK Fund Management Sp. z o.o.

                                       and

                           ABN AMRO BANK (POLSKA) S.A.

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (hereinafter referred to as the "Agreement") was made on 5 November 2001 in Warsaw between:

Harbor Global II Ltd., a company established and existing under the laws of Bermuda, having its registered office in Clarendon House, 2 Church Street, Hamilton Hm 11, Bermuda, represented by Stephen G. Kasnet , hereinafter referred to as "Harbor Global" or "the Seller"

and

AIB WBK Fund Management Sp. z o.o. having its registered office in Warsaw at ul. Bia(3)a 3, registered in the register of companies kept by National Court Register, under number 0000033694; represented by Witold Radwanski and Marzena Tomecka, hereinafter referred to as,,AIB WBK FM" or,,the Buyer" hereinafter the Seller and/or the Buyer referred to as the "Parties"

and

ABN AMRO Bank (Polska) Spo(3)ka Akcyjna having its registered office in Warsaw at ul. 1-go Sierpnia 8A, registered in the register of companies kept by National Court Register under number KRS 0000020489, represented by:

1. Pawel Ziolkowski
2. Pawel Kamelski

hereinafter referred to as the,,Bank" or "Escrow Agent"

WHEREAS:

A. On October 5, 2001 AIB WBK FM entered into a purchase agreement with Harbor Global ("Purchase Agreement"), under which AIB WBK FM buys from Harbor Global 1,452 shares in Pioglobal Poland U.S. (Jersey) Limited, a company established and existing under the laws of Jersey, Channel Islands, Company No. 58661, and 25,000 shares in Pioglobal Management (Jersey) Limited, ("PML") a company established and existing under the laws of Jersey, Channel Islands, Company No. 58945 ("Shares") on the terms and conditions laid down in the Purchase Agreement.

B. PML is required to pay the amount of one hundred thousand US dollars (USD 100,000) to Harbor Global as reimbursement of the expenses incurred by Harbour Global. PML has been instructed by Harbour Global to pay to the escrow account with the Bank as discharge of the above liability the amount of one hundred thousand UD dollars (USD 100,000).

C. In accordance with the provisions of the Purchase Agreement, the amount of USD 100,000 shall form a guarantee deposit securing any claims that the Buyer may raise under Section 14.01(a) of the Purchase Agreement in respect of Losses, as defined in Section 14.01 of the Purchase Agreement (hereinafter referred to as the ,,Guarantee Deposit").

D. Harbor Global and AIB WBK FM have agreed that the escrow account shall be opened with the Bank, and the Bank has agreed to open and maintain the escrow account on the terms and agreements laid down herein.

E. Wording of art. 14 and art. 16 of the Purchase Agreement is attached hereto as Appendix 2.



NOW, THEREFORE, THE PARTIES AND THE BANK AGREE AS FOLLOWS:

ARTICLE I

ESCROW ACCOUNT

1.1. As of the date of this Agreement, the Bank opens an escrow account in US dollars No. 16700004-643991102582 USD (,,Escrow Account") and agrees to maintain the account as provided for herein. Simultaneously with execution of this Agreement PML shall deposit with the Bank , by wire transfer, the sum of US $ 100,000. The Bank acknowledges receipt of such sum.

1.2. The Escrow Account shall be open for a period of at least 1 year from the date of payment of cash to the account. After 1 year from the payment, the funds held in the Escrow Account, including interest, shall be transferred to Harbor Global in accordance with Section 2.2 hereof.

1.3. The Bank shall give notice to AIB WBK FM and Harbor Global of the amount that has been paid to the Escrow Account not later than the next working day after the payment.

1.4. Amounts held in the Escrow Account as Guarantee Deposit shall bear interest as from the next working day after the payment thereof at the following rates:

      within the 1 year period:   1M LIBOR USD - ( 1 M WIBOR * 0.05)- 0.25%

      The interest formula is a result of the One Month Dollar London Interbank Offer Rate less mandatory reserve and the Bank's fee.

      after the 1 year period  1W LIBOR USD - (SW WIBOR * 0.05)- 0.25%

      The interest formula is a result of the One Week Dollar London Interbank Offer Rate less mandatory reserve and the Bank's fee.

ARTICLE II

PAYMENT OF CLAIMS FROM THE FUNDS FORMING THE GUARANTEE DEPOSIT

2.1. The Escrow Agent shall disburse the Guarantee Deposit only in accordance with (i) a written instrument delivered to the Escrow Agent that is executed by both the Buyer and the Seller and that instructs the Escrow Agent as to the disbursement of some or all of the Guarantee Deposit (ii) upon the written instructions of any arbitrator who has conducted an arbitration proceeding in accordance with Section 16 of the Purchase Agreement in respect of a claim under Section 14.01, a copy of which is delivered to the Escrow Agent by either the Buyer or the Seller, that instructs the Escrow Agent as to the disbursement of some or all of the Guarantee Deposit, or (iii) the provisions of Section 2.2 hereof. Notwithstanding the foregoing, if neither the Buyer nor the Escrow Agent receive a Response (as defined in Section 14.08(b) of the Purchase Agreement) from the Seller within the time period specified in Section 14.08(b) of the Purchase Agreement, then the Buyer shall certify to the Escrow Agent the Claimed Amount (as defined in Section 14.08(b) of the Purchase Agreement) it is entitled to receive and the Escrow Agent shall be authorized to disburse such amount to the Buyer.

2.2. Within five business days after the first anniversary of the date of this Agreement (the "Termination Date"), the Escrow Agent shall disburse, in accordance with instructions furnished to the Escrow Agent by the Seller, all of the Guarantee Deposit then held in escrow. Notwithstanding the foregoing, if the Buyer has previously delivered to the Escrow Agent a copy of a Claim Notice (as defined in Section14.08(a) of the Purchase Agreement) and the Escrow Agent has not received written notice of the resolution of the claim covered thereby, the Escrow Agent shall retain in escrow after the Termination Date an amount equal to the Claimed Amount (as defined in the Purchase Agreement) covered by such Claim Notice. Any funds so retained in escrow shall be disbursed only in accordance with the terms of clauses (i) or (ii) of Section 2.1 hereof.

ARTICLE III

MAINTENANCE OF THE ESCROW ACCOUNT

3.1. All correspondence addressed to the Bank should be signed by duly authorized representatives of the Parties, which signatures match the specimen signatures of the persons authorized to act on behalf of the Party concerned in accordance with the Specimen Signature Card attached hereto as Appendix 1.

3.2. In the case of change of the persons authorized by AIB WBK FM or Harbor Global to enter into commitments, the above Parties agree to give notice to each other and the Bank of such change and furnish relevant documents and specimen signatures confirming the persons' authority to act on their behalf.

3.3. Upon written request of the Parties the Bank shall provide information on the balance of the account as requested.

ARTICLE IV

NOTICES

All notices and other correspondence relating to this Agreement shall be given in writing and should be delivered to the Party concerned by courier mail or by registered mail at the following addresses:

If to the Bank:

ABN AMRO BANK (Polska) Spolka Akcyjna

Wisniowy Business Park
ul. 1-go Sierpnia 8a
02-134 Warszawa
tel. (022) 5730564
fax. (022) 5730501
attn. Malgorzata Dziublowska

If to the Seller:

Harbor Global II Ltd.
One Faneuil Hall Marketplace
Boston, MA 02109 USA
attn. Stephen G. Kasnet.

If to the Buyer:

AIB WBK Fund Management Sp .z o.o.
ul. Biala 3
00-895 Warszawa
tel. (022) 620 41 83
fax. (022) 620 41 84
attn. Marzena Tomecka

Any notice shall be deemed to have been delivered on the date of actual delivery (or if delivery is refused, the date of such refusal). Any party may change address to which notices, instructions or other communication hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

ARTICLE V

THE BANK'S LIABILITY

5.1.  Any liability of the Bank shall arise only from this Agreement.

5.2. The Bank shall not be liable for the accuracy or integrity of documents supplied to it by the Parties.

5.3. The Bank shall be liable for any damage caused to Harbor Global or AIB WBK FM should such damage result from intentional guilt or gross negligence of the Bank in performing this Agreement.


ARTICLE VI

THE BANKS'S COMPENSATION

6.1 In consideration of the services provided under this Agreement the Bank shall receive compensation in the amount of PLN 10,000 ( ten thousand zlotys).

6.2. The compensation mentioned in Section 6.1 shall be paid by the Buyer within three working days of the signature of this Agreement to account No. 16700004-643991096687

ARTICLE VII

FINAL PROVISIONS

7.1   This Agreement shall be governed by the laws of Poland.

7.2 This Agreement shall be executed in three (3) copies in Polish and in three (3) copies in English, one for each Party. In the case of discrepancy between the Polish and English versions the Polish language version shall prevail.

7.3   Any amendments hereto shall be null and void unless made in writing.

7.4 Any disputes arising out of or in connection with this Agreement shall be resolved by the Court of Arbitration at the Polish Chamber of Commerce in Warsaw in accordance with the rules of the court.

IN WITNESS WHEREOF, the Parties have set their hands the day and year first above written.

                            SIGNATURES OF THE PARTIES

Harbor Global II Ltd.

By: /s/ Stephen G. Kasnet
    ----------------------------------
Name:
Title:


AIB WBK Fund Management Sp. z o.o.

By: /s/ Witold Radwanski
    ----------------------------------
Name: Witold Radwanski
Title: President, CEO


By: /s/ Marzena Tomecka
    ----------------------------------
Name: Marzena Tomecka
Title: Vice President


ABN AMRO BANK (Polska) SA

By: /s/ Pawel Ziolkowski
    ----------------------------------
Name:
Title:


By: /s/ Pawel Kamelski
    ----------------------------------
Name:
Title:

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT is made on September 20, 2001

BETWEEN,

1. HARBOR GLOBAL II LTD (registered in Bermuda) whose registered office is at Clarendon House, 2 Church Street, Hamilton HM 11, Bermuda (the "Vendor").

2. PIOGLOBAL MANAGEMENT (JERSEY) LIMITED (registered in Jersey, Channel Islands) whose registered office is at LaMotte Chambers, St. Helier, Jersey JE1 1BJ, Channel Islands (the "Purchaser").

WHEREAS,

A) EUROPEAN CONVERGENCE PARTNERS Spo(3)ka z ograniczon(1) odpowiedzialnooeci(1) (the "Company") is a company incorporated in Poland with its seat in Warsaw, registered by the Registry Court - XVI Commercial Division under the number 38399, with an authorised share capital of PLN 350,000 comprising 1,750 Ordinary Shares of PLN 200 each all of which have been issued.

B) The Vendor is the owner of the entire issued share capital of the Company (the "Shares").

C) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Shares subject to and on the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED by the parties hereto as follows:

1. Sale of the Company

                  The Vendor hereby sells and the Purchaser hereby purchases the Shares. The Vendor transfers to the Purchaser and the Purchaser accepts the transfer of the Shares free from all claims, charges, liens, encumbrances, options, rights of pre-emption or any other third party rights and equities of whatsoever nature and together with all rights attached or accruing thereto and together with all dividends and distributions declared, paid or made after the date hereof.

                  The total consideration (the "Consideration") for the sale and purchase of the Shares shall be US$1 (one US Dollar) which shall be payable against the issuance of an invoice by the Vendor within 15 days of receipt of the invoice.

                  The transfer of the ownership of the Shares to the Purchaser is subject to the Consideration being paid.

                  On the day the ownership of the Shares is transferred, the Vendor shall deliver to the Purchaser such of the statutory books of the Company as are in its possession or under its control.

                  The Purchaser shall pay the entire amount of stamp duty due on the sale of Shares.

2. Entire Agreement

This Agreement constitutes the whole agreement between the parties and no party has relied on any warranty made by any other party which is not a term of this Agreement. No future variation of this Agreement shall be effective unless made in writing and signed by each of the parties.

3. Governing Law

This Agreement shall be governed by and constructed in accordance with Polish law.

IN WITNESS whereof this Agreement has been signed by or on behalf of the parties hereto the day and year first before written.

SIGNED by /s/ Donald H. Hunter       )
          ----------------------------
duly authorised for and on behalf of )
HARBOR GLOBAL II LTD                 )


SIGNED by /s/Denzil Boschat          )
duly authorised for and on behalf of )
PIOGLOBAL MANAGEMENT
(JERSEY) LIMITED                     )